Exhibit 10.1

Execution Version

INVESTMENT AGREEMENT

by and between

VERINT SYSTEMS INC.

and

VALOR PARENT LP

Dated as of December 4, 2019

i

TABLE OF CONTENTS

(cont’d)

ii

TABLE OF CONTENTS

(cont’d)

Exhibits

Exhibit A:	Form of Series A Certificate of Designation
Exhibit B:	Form of Series B Certificate of Designation
Exhibit C:	Form of Equity Commitment Letter
Exhibit D:	Form of Registration Rights Agreement
Exhibit E:	Conversion Price Adjustments
Exhibit F:	Form of Issuer Agreement
Exhibit G:	Knowledge of the Company

iii

INVESTMENT AGREEMENT, dated as of December 4, 2019 (this “Agreement”), by and between VERINT SYSTEMS INC., a Delaware corporation (the “Company”), and VALOR PARENT LP, a Delaware limited partnership (together with its successors and any Affiliate that becomes a party hereto pursuant to Section 5.08(c) and Section 8.03, the “Investor”).

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, an aggregate of 200,000 shares of the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), having the designation, preferences, rights, privileges, powers, and terms and conditions, as specified in the form of the Second Amended and Restated Certificate of Designation, Preferences and Rights of Series A Convertible Perpetual Preferred Stock attached hereto as Exhibit A (the “Series A Certificate of Designation”);

WHEREAS, subject to the terms and conditions set forth herein, and following the consummation of the Spin-Off (as defined below), the Company desires to issue, sell and deliver to the Investor, and the Investor desires to purchase and acquire from the Company, up to 200,000 shares of the Company’s Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), having the designation, preferences, rights, privileges, powers, and terms and conditions, as specified in the form of the Certificate of Designation, Preferences and Rights of Series B Convertible Perpetual Preferred attached hereto as Exhibit B (the “Series B Certificate of Designation”, and together with the Series A Certificate of Designation, the “Certificates of Designation”);

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of the Company to enter into this Agreement, the Apax Funds (as defined below) have executed and delivered an equity commitment letter, a copy of which is attached hereto as Exhibit C (the “Equity Commitment Letter”).

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“33 1⁄3% Beneficial Holding Requirement” means that the Investor Parties continue to beneficially own at all times shares of Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 33 1⁄3% of the number of shares of Common Stock beneficially owned by the Investor Parties on an as-converted basis as at the First Closing and Second Closing (if any), in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section 8 of the applicable Certificate of Designation.

“66 2⁄3% Beneficial Holding Requirement” means that the Investor Parties continue to beneficially own at all times shares of Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 66 2⁄3% of the number of shares of Common Stock beneficially owned by the Investor Parties on an as-converted basis as at the First Closing and Second Closing (if any), in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section 8 of the applicable Certificate of Designation.

“66 2⁄3% Holding Requirement” means that the Investor Parties continue to beneficially own at all times shares of Preferred Stock that represent at least 66 2⁄3% of the number of shares of Preferred Stock originally issued at the First Closing and Second Closing (if any); provided, that in the event any series of Preferred Stock is mandatorily converted to Common Stock by the Company pursuant to Section 8.2 of the applicable Certificate of Designation, then the 66 2⁄3% Holding Requirement shall mean that the Investor Parties continue to beneficially own at all times shares of Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 66 2⁄3% of the number of shares of Common Stock beneficially owned by the Investor Parties on an as-converted basis as at the First Closing and Second Closing (if any), in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section 8 of the applicable Certificate of Designation.

“75% Beneficial Holding Requirement” means that the Investor Parties continue to beneficially own at all times shares of Preferred Stock and/or shares of Common Stock issued upon conversion of shares of Preferred Stock that represent, in the aggregate and on an as-converted basis, at least 75% of the number of shares of Common Stock beneficially owned by the Investor Parties on an as-converted basis as at the First Closing and Second Closing (if any), in each case as appropriately adjusted to account for any event that results in an adjustment to the Conversion Price in accordance with Section 8 of the applicable Certificate of Designation.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, (i) that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Investor Party or any of its Affiliates, and (ii) “portfolio companies” (as such term is customarily used in the private equity industry) of funds managed or advised by any Affiliate of any Investor Party shall not be considered to be Affiliates of any Investor Party or any of its Affiliates so long as such portfolio company (x) has not been directed by the Investor or any of its Affiliates or any Investor Director Designee in carrying out any act prohibited by this Agreement or the subject matter of Section 5.07, (y) is not a member of group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Investor or any of its Affiliates with respect to any securities of the Company, and (z) has not received from the Investor or any Affiliate of the Investor or any Investor Director Designee, directly or indirectly, any Confidential Information. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Apax Funds” means Apax X USD L.P. and Apax X EUR L.P.

“as-converted basis” means (i) with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which all shares of Common Stock issuable upon conversion of the outstanding shares of Preferred Stock (at the Conversion Price in effect on such date as set forth in the Certificates of Designation) are assumed to be outstanding as of such date and (ii) with respect to any outstanding shares of Preferred Stock as of any date, the number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock on such date (at the Conversion Price in effect on such date as set forth in the Certificates of Designation).

“Back Leverage” means the (i) incurrence of indebtedness by the Investor (or an Affiliate thereof) to (a) finance a portion of its purchase of the Preferred Stock, (b) finance a return of capital with respect to its investment in the Preferred Stock, or (c) refinance or replace indebtedness described in this clause (i), and (ii) granting of Liens by the Investor to secure payment of such indebtedness, including on the Preferred Stock and any shares of Common Stock held by the Investor Parties.

“beneficially own”, “beneficial ownership of”, or “beneficially owning” any securities shall have the meaning set forth in Rule 13d-3 of the rules and regulations under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Cash” means, as of a given time, all cash, cash equivalents and marketable securities held by the Company or any of its Subsidiaries, as determined in accordance with GAAP; provided, however, that “Cash” shall: (a) be calculated net of issued but uncleared checks, wire transfers and drafts written or issued by the Company or any of its Subsidiaries at such time, (b) include all uncleared checks, wire transfers and drafts deposited or pending deposit for the account of the Company or any of its Subsidiaries at such time and (c) exclude any cash, cash equivalents and marketable securities held by any of the Company’s Subsidiaries that are not wholly-owned by the Company (directly or indirectly) (but only a percentage of such cash equal to the same percentage of such Subsidiary that the Company does not beneficially own).

“CFIUS” means the Committee on Foreign Investment in the United States.

“CFIUS Clearance” means, after submission of a joint voluntary notice by the parties with respect to the Transactions in accordance with the requirements of the CFIUS Regulations: (i) that the parties shall have received written notice from CFIUS that the Transactions are not a “covered transaction” within the meaning of the CFIUS Regulations, (ii) the parties shall have received written notice from CFIUS that it has concluded its review or investigation, as applicable, of the Transactions, determined that there are no unresolved national security concerns with respect to the Transactions, and concluded all action under the CFIUS Regulations, or (iii) if CFIUS has sent a report to the President of the United States (“President”) requesting the President’s decision with respect to the Transactions, either (1) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the Transactions, or (2) the time permitted under the CFIUS Regulations for the President to take action to suspend or prohibit the Transactions has lapsed.

“CFIUS Regulations” means the regulations implementing Section 721 of the DPA, codified at 31 C.F.R. Part 800 and 31 C.F.R. Part 801.

“Change of Control” shall have the meaning set forth in the respective Certificates of Designation.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commitment Letter” means a letter approved by DCSA that details the FOCI mitigation plan proposed by the Company and Investor.

“Commitment Release” means the election of the Investor (exercisable at the Investor’s sole discretion) not to effect the Second Closing due to the non-satisfaction of the condition set forth in Section 6.03(j).

“Commitment Release Trigger” means the Investor has exercised the Commitment Release and at the time of such exercise the Company shall have declared and made all scheduled dividends in respect of the Series A Preferred Stock.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Charter Documents” means the Company’s certificate of incorporation and bylaws, each as amended to the date of this Agreement.

“Company Lease” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.

“Company Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and any other benefit or compensation plan, policy, program, contract, agreement or arrangement, in each case that is sponsored, maintained or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or is obligated to contribute to, or has or may have any current or contingent liability or obligation, other than any plan, program, policy, agreement or arrangement sponsored and administered by a Governmental Authority.

“Company PSU” means a restricted stock unit of the Company subject to both time-based and performance-based vesting conditions.

“Company Restricted Share” means a share of Common Stock that is subject to forfeiture conditions.

“Company RSU” means a restricted stock unit of the Company subject solely to time-based vesting conditions.

“Company Stock Option” means an option to purchase shares of Common Stock.

“Company Stock Plans” means the Verint Systems Inc. 2019 Long-Term Stock Incentive Plan, the Verint Systems Inc. Amended and Restated 2015 Long-Term Stock Incentive Plan, as amended, and the Verint Systems Inc. Stock Bonus Program, as amended.

“Competition Law” shall mean any Law that is designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or lessening of competition through merger or acquisition or restraint of trade.

“Confidentiality Agreements” means (i) that certain agreement between Apax Partners, L.P. and the Company dated as of September 15, 2019 and (ii) that certain agreement between Apax Partners, L.P. and the Company dated as of November 19, 2019, as each may be amended from time to time in accordance with their terms.

“Conversion Price” has the meaning set forth in the respective Certificates of Designation.

“Convertible Notes” means $400,000,000 of the Company’s 1.50% Convertible Senior Notes due 2021 and any successor debt securities issued to refinance the Convertible Notes.

“Credit Agreement” has the meaning set forth in the definition of Credit Facility.

“Credit Facility” means the credit agreement dated June 29, 2017 (as amended on January 31, 2018) by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and any successor credit facility or facility entered into to refinance the facility provided for in such Credit Agreement.

“Cyber Intelligence Business” means the “Cyber Intelligence Solutions” operating segment of the Company described in the Company’s Form 10-K for the fiscal year ended January 31, 2019.

“DCSA” means the Defense Counterintelligence and Security Agency within the U.S. Department of Defense.

“DCSA Approval” means that the Company shall have received a signed Commitment Letter from DCSA.

“DGCL” means the Delaware General Corporation Law, as amended, supplemented or restated from time to time.

“DPA” means the Defense Production Act of 1950, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ex-Dividend Date” means the first date on which shares of the applicable common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or SpinCo, as applicable on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market; provided that if the applicable common stock does not trade on an exchange or market, the “Ex-Dividend Date” shall mean the record date for such issuance, dividend or distribution.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as reasonably determined in good faith by a majority of the Board, or an authorized committee thereof.

“Fall-Away of Board Rights” means the first day on which the 66 2⁄3% Beneficial Holding Requirement is not satisfied.

“Fall-Away of Investor Rights” means the first day on which the 66 2⁄3% Holding Requirement is not satisfied.

“fully-diluted basis” means with respect to the outstanding shares of Common Stock as of any date, all outstanding shares of Common Stock calculated on a basis in which (i) all shares of Common Stock issuable upon conversion of the outstanding shares of “in the money” preferred stock (at the conversion price in effect on such date as set forth in the applicable certificates of designation), (ii) all shares of Common Stock issuable upon conversion of any “in the money” warrants, vested options or similar incentive units (after giving effect to the exercise price or any vesting threshold of any such warrants, options or incentive units), and (iii) all shares of Common Stock issuable upon conversion of any other “in the money” convertible securities issued by the Company (including the Convertible Notes, and at the conversion price of any such convertible security in effect on such date) are, in each case, assumed to be outstanding as of such date.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Government Contract” means any Contract for the sale of supplies or services currently in performance or that has not been closed that is between the Company and a Governmental Authority or entered into by the Company as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to the Company and its Subsidiaries on a consolidated basis, without duplication: (a) indebtedness for borrowed money; (b) obligations evidenced by bonds, notes, debentures or other similar instruments (including obligations with respect to any preferred stock that is not “in the money” on the Trading Day immediately prior to the Reference Time) or, in each case and only to the extent drawn by the counterparty thereto, letters of credit or performance bonds; (c) any amount due under the Credit Facility and/ or the Indenture (to the extent the Convertible Notes are not included in the calculation of fully-diluted basis); (d) accrued and unpaid interest, if any, on and all make-whole amounts, prepayment penalties, breakage fees and other exit fees paid or payable in the event that any of the foregoing is to be repaid or otherwise discharged; (e) any obligations for deferred or unpaid purchase price of property, goods or services (which shall not include (i) trade payables and (ii) accrued expenses incurred in the ordinary course of business), (f) any capitalized lease obligations classified as such under GAAP, (g) interest rate, currency and financial market swaps, options, forward contracts, caps and any other such hedging or derivatives arrangements that will be payable upon termination or settlement thereof (assuming they were terminated or settled on the applicable Closing Date), (h) amounts owing as deferred purchase price for the acquisition of assets, property, services, or a business (including all earn-outs, contingent consideration, and purchase price adjustments) as calculated in accordance with GAAP consistent with past practice, (i) obligations with respect to outstanding severance amounts and outstanding deferred compensation arrangements (in each case, including the employer portion of any employment, withholding, payroll, social security, unemployment or similar Taxes that are imposed on such amounts), (j) the amount of the unfunded portion of any pension obligations determined based on actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the Company’s actuary with respect to such plans, and (k) all guarantees of the obligations of other Persons described in the immediately precedent clauses (a) through (j).

“Indenture” means the indenture dated June 18, 2014 (as amended or supplemented from time to time) between the Company and Wilmington Trust, National Association, as trustee, in connection with the Company’s issuance of the Convertible Notes and any successor indenture or other loan agreement entered into to refinance the Convertible Notes.

“Independent Director” means a director who is not an Affiliate of the Investor or the Apax Funds and would be considered an “independent director” were he or she to serve on the Board, under (a) NASDAQ Rule 5605 as such rule may be amended, supplemented or replaced from time to time, (b) the Company’s Corporate Governance and Nominating Committee charter applicable to all non-executive directors, and (c) any other applicable Law, rule or regulation mandating the independence of one or more members of the Board, excluding, in each case, requirements that relate to “independence” only for members of a particular Board committee or directors fulfilling a particular function.

“Intellectual Property” means all intellectual property rights of any type in any jurisdiction, including any trademarks, service marks, trade names, Internet domain names, logos, slogans, patents, copyrights and copyrightable works, rights in computer software (including source code and object code) data, databases, and documentation thereof, trade secrets and confidential information, and know-how, technology, and inventions (whether patentable or not) (together with all goodwill associated therewith and including any registrations or applications for registration of any of the foregoing).

“Investor Director Designee” means (i) the Initial Investor Director Designee, or (ii) any other individual designated in writing by the Apax Funds acting collectively and reasonably acceptable to the Corporate Governance and Nominating Committee of the Board, following reasonable satisfaction by such individuals of customary background checks and who reasonably qualifies as an “independent director” under NASDAQ Rule 5605 (as amended, supplemented or replaced from time to time)); provided that for purposes of clause (ii) of this definition, any investment professional who is a partner of an Investor Party, Apax Partners, L.P. or their Affiliates and has reasonably satisfied a customary background check and reasonably qualifies as an “independent director” under NASDAQ Rule 5605 (as amended, supplemented or replaced from time to time) shall be deemed to be reasonably acceptable to the Board (and the Corporate Governance and Nominating Committee of the Board; provided further that Jason A. Wright shall be the Investor Director Designee so long as he remains employed with Apax Partners, L.P. or its Affiliates. For the avoidance of doubt, the Initial Investor Director Designee shall be considered an Investor Director Designee for all purposes of this Agreement.

“Investor Directors” means a member of the Board who was elected to the Board as an Investor Director Designee.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair the consummation by the Investor of any of the Transactions on a timely basis.

“Investor Parties” means the Investor and each Affiliate of the Investor to whom shares of Preferred Stock or Common Stock are transferred pursuant to Section 5.08(c)(i).

“IRS” means the United States Internal Revenue Service.

“ITA” means the Israel Tax Authority.

“Junior Securities” shall have the meaning set forth in the respective Certificates of Designation.

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed on Exhibit G, in each case after reasonable inquiry.

“Leased Real Property” means all right, title and interest of the Company and its Subsidiaries to any leasehold interests in any real property, together with all buildings, structures, improvements and fixtures thereon.

“Liens” means liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights-of-way, covenants, encroachments or other adverse claims of any kind with respect to a property or asset.

“Market Price” means the arithmetic average of the VWAP per share of Common Stock for each of the twenty (20) consecutive full Trading Days immediately following the date of consummation of the Spin-Off.

“Material Adverse Effect” means any effect, change, event or occurrence that has or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (x) the business, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (y) the ability of the Company to consummate the Transaction on a timely basis; provided, however, that, for purposes of clause (x) above, none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: any effect, change, event or occurrence (A) generally affecting (1) the industry in which the Company and its Subsidiaries operate or (2) the economy, credit or financial or capital markets, in the United States or elsewhere in the world, including changes in interest or exchange rates, or (B) to the extent arising out of, resulting from or attributable to (1) changes or prospective changes in Law or in GAAP or in accounting standards, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes or prospective changes in general legal, regulatory or political conditions, in each case occuring after the date hereof, (2) the public announcement of the Spin-Off, this Agreement, the Transaction

Documents or the consummation of the Transactions, (3) acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such acts of war (whether or not declared), sabotage or terrorism, (4) volcanoes, tsunamis, pandemics, earthquakes, hurricanes, tornados or other natural disasters, (5) any action taken by the Company or its Subsidiaries (A) that is expressly required by this Agreement or the Transaction Documents or to consummate the Transactions or the Spin-Off, (B) with the Investor’s express written consent, or (C) or at the Investor’s express written request, (6) any decline in the market price, or change in trading volume, of the capital stock of the Company (it being understood that this clause (6) shall not prevent a determination that the underlying cause of any such change or decline is a Material Adverse Effect), or (7) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that this clause (7) shall not prevent a determination that the underlying cause of any such failure is a Material Adverse Effect); provided further, however, that any effect, change, event or occurrence referred to in clause (A) and clause (B)(1) may be taken into account in determining whether there has been, or would reasonably be expected to be, individually or in the aggregate, a Material Adverse Effect to the extent such effect, change, event or occurrence has a disproportionate adverse effect on the business, results of operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate.

“NASDAQ” means the NASDAQ Global Select Market.

“Observed EV” means (i) the product of (x) the Market Price and (y) the number of shares of Common Stock (calculated on a fully-diluted basis) outstanding at the Reference Time, plus (ii) Indebtedness calculated as of the Reference Time, less (iii) Cash calculated as of the Reference Time.

“Parity Stock” means any class or series of capital stock that ranks on a parity basis with any series of the Preferred Stock as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. “Parity Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Parity Stock.

“Permitted Common Stock Repurchases” means redemptions or repurchases of Junior Securities after the date of this Agreement resulting in payments by the Company in an aggregate amount not to exceed $400,000,000.

“Permitted Transferee” means, with respect to any Person, (i) any Affiliate of such Person, or (ii) with respect to any Person that is an investment fund, vehicle or similar entity, any other investment fund, vehicle or similar entity of which such Person or an Affiliate, advisor or manager of such Person serves as the general partner, manager or advisor; provided, however, that in no event shall any “portfolio companies” (as such term is customarily used in the private equity industry) of any holder of shares of Preferred Stock or Common Stock or any entity that is controlled by a “portfolio company” of a holder of shares of Preferred Stock or Common Stock constitute a Permitted Transferee.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“President” has the meaning set forth in the definition of CFIUS Clearance.

“Reference Time” means 11:59 pm EST on the 20th consecutive full Trading Day immediately following the consummation of the Spin-Off.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by the Company and the Investor, the form of which is set forth as Exhibit D hereto.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors and other representatives.

“Ruling” means a private letter or similar ruling received by the Company or its Subsidiaries from the IRS, ITA or any other non-U.S. Taxing Authority addressing the tax consequences of certain aspects of the Spin-Off and/or other transactions entered into in connection therewith or related thereto.

“Ruling Request” means any letter or other submission filed by the Company or its Subsidiaries with the IRS, ITA or any other non-U.S. Taxing Authority requesting a Ruling regarding certain tax consequences of the Spin-Off and/or other transactions entered into in connection therewith or related thereto, and any amendment or supplement to such Ruling request letter or submission.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Stock” means any class or series of capital stock that ranks senior to any series of the Preferred Stock and has preference or priority over the Preferred Stock as to dividend rights, rights of redemption or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. “Senior Stock” shall include any rights, options or warrants exercisable or exchangeable for or convertible into Senior Stock.

“Series B Ownership Cap” means such number of shares of Series B Preferred Stock that, when aggregated with the shares of Series A Preferred Stock held by the Investor, represents (on an as-converted basis based on the then-applicable Conversion Price for each series of Preferred Stock) 15% of the total number of shares of Common Stock outstanding (calculated on a fully-diluted basis) on the Election Date.

“Series B Ownership Cap Price” means the product of $1,000 and the Series B Ownership Cap.

“SpinCo” means the entity that directly or indirectly owns the assets and liabilities of the Cyber Intelligence Business in connection with the contribution or transfer of such business in the Spin-Off.

“Spin-Off” has the meaning set forth in the Series A Certificate of Designation.

“Standstill Period” means the period from and after the First Closing Date and until the later of (a) 90 days following the date on which no Investor Director is serving on the Board (and as of such time the Investor no longer has rights pursuant to this Agreement to designate an Investor Director Designee or otherwise has irrevocably waived in a writing delivered to the Company its rights under Section 5.10 to nominate an Investor Director Designee), and (b) 24 months following the Second Closing Date (and if the Second Closing has not occurred by the Spin Cut-Off Date, 24 months following the First Closing); provided that the Standstill Period shall immediately terminate and expire (and the restrictions of Section 5.07 shall cease to apply and shall be of no further force and effect) at the earliest of: (i) the Company entering into a definitive written agreement to consummate a Change of Control or (ii) the commencement of a tender offer or exchange offer for the Common Stock (whether or not recommended by, or approved by, the Board).

“Subsidiary”, when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax” means any and all United States federal, state, local or non-United States taxes, fees, levies, duties, tariffs, imposts, and other similar charges (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges, together with any interest or penalty, in addition to tax or additional amount imposed by any Governmental Authority.

“Tax Matters Agreement” means an agreement entered into by the Company and SpinCo in connection with the Spin-Off that will govern the parties’ respective rights, responsibilities and obligations with respect to Taxes, including Taxes arising in the ordinary course of business, Taxes arising as a result of any reorganization transactions contemplated in connection with the Spin-Off, and Taxes, if any, incurred as a result of any failure of the Spin-Off and certain related transactions to qualify for their intended tax treatment as set forth therein.

“Tax Opinion” means an opinion (including any representations and assumptions), together with supporting analysis, from a nationally recognized legal or accounting firm (which, for this purpose, shall include Jones Day and PricewaterhouseCoopers, respectively), to the Company addressed to the Board to the effect that the Spin-Off will properly qualify as a reorganization and tax-free distribution for U.S. federal income Tax purposes under Sections 355 and 368(a)(1)(D) of the Code.

“Tax Return” means returns, reports, claims for refund, declarations of estimated Taxes and information statements, including any schedule or attachment thereto or any amendment thereof, with respect to Taxes filed or required to be filed with any Governmental Authority, including consolidated, combined and unitary tax returns.

“Taxing Authority” means any governmental authority or any subdivision, agency, commission or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS and ITA).

“Third Party” shall mean a Person other than the Investor, the Apax Funds or any of their respective Permitted Transferees.

“Trading Day” means a Business Day on which the NASDAQ (or any other national securities exchange on which the Common Stock is listed at such time) is open for business.

“Transaction Documents” means this Agreement, the Equity Commitment Letter, the Registration Rights Agreement, the Issuer Agreement and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement, the Certificates of Designation, the Registration Rights Agreement and the Issuer Agreement.

“Transactions” means the transactions expressly contemplated by this Agreement and the other Transaction Documents; provided, that, for the avoidance of doubt, “Transactions” shall not include the Spin-Off.

“Transfer” by any Person means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of or transfer (by the operation of law or otherwise), or to enter into any contract, option or other arrangement, agreement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or other disposition or transfer (by the operation of law or otherwise), of any voting interest in any equity securities beneficially owned by such Person; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Preferred Stock into shares of Common Stock pursuant to the Certificates of Designation, (ii) the redemption or other acquisition of Common Stock or Preferred Stock by the Company or (iii) the transfer (other than by the Investor or an Affiliate of the Investor) of any limited partnership interests or other equity interests in the Investor (or any direct or indirect parent entity of the Investor) (provided that if any transferor or transferee referred to in this clause (iii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”).

“Transition Services Agreement” means an agreement entered into by the Company and SpinCo in connection with the Spin-Off that will govern the parties’ and their respective Subsidiaries’ rights and obligations to provide certain services following the consummation of the Spin-Off.

“VWAP” per share of an applicable common stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Investor) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of such common stock on such Trading Day determined, using a volume-weighted average method, by a Selected Firm retained for such purpose).

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Acquired Shares	2.01(b)
Action	3.07
Agreement	Preamble
Announcement	5.04
Anti-Corruption Laws	3.08(b)
Apax Alpha	5.07(j)
Balance Sheet Date	3.05(c)
Bankruptcy and Equity Exception	3.03(a)
Capitalization Date	3.02(a)
Certificates of Designation	Recitals
CFO Certificate	2.04(a)
Closing Dates	2.03(a)
Closings	2.03(a)
Common Stock Restricted Period	5.08(b)
Company	Preamble
Company Disclosure Letter	Article III
Company Preferred Stock	3.02(a)
Company SEC Documents	3.05(a)
Company Securities	3.02(b)
Confidential Information	5.05
Contract	3.03(b)
Covered Persons	5.10(h)

Term	Section
D&O Insurance	5.10(g)
Dispute Resolution Period	2.04(b)
DOJ	5.02(c)
Draft Voluntary Notice	5.02(d)
Election Date	2.01(b)
Equity Commitment Letter	Recitals
Excluded Stock	5.15(a)
Filed SEC Documents	Article III
Final Voluntary Notice	5.02(d)
Financing	4.04
First Closing	2.02(a)
First Closing Date	2.02(a)
FTC	5.02(c)
Fully Diluted Shares	Exhibit E
Fundamental Representations	6.03(a)
HSR Form	5.02(b)
Independent Director Designee	5.10(a)
Independent Director Qualification Requirements	5.10(a)
Initial Independent Designee	5.10(a)
Initial Investor Director Designee	5.10(a)
Investor	Preamble
Issuer Agreement	5.13
Judgments	3.07
Laws	3.08(a)
Material Contract	3.09
Maximum EV	Exhibit E
Minimum EV	Exhibit E
Non-Recourse Parties	8.13
Notice of Disagreement	2.04(b)
OFAC	3.08(b)
Owned Real Property	3.19
Participation Portion	5.15(b)(ii)
Permits	3.08(a)
Preferred Stock	Recitals
Preferred Stock Restricted Period	5.08(a)
Proposed Securities	5.15(b)(i)
Real Property	3.19
Remaining Disputed Items	2.04(c)
Restraints	6.01(a)
Restricted Issuance Information	5.15(b)(ii)
Sanctions	3.08(b)
Second Closing	2.03(a)
Second Closing Date	2.03(a)
Second Closing Terminated Provisions	7.04

Term	Section
Selected Firm	2.04(c)
Series A Certificate of Designation	Recitals
Series A Preferred Stock	Recitals
Series B Certificate of Designation	Recitals
Series B Preferred Stock	Recitals
Spin Cut-Off Date	7.03(b)
Spin-Off Transaction Documents	5.11(c)
Supporting Materials	2.04(c)
Systems	3.20
Termination Date	7.01(b)
Tranche 1 Purchase Price	2.01(a)
Tranche 1 Shares	2.01(a)
Tranche 2 Purchase Price	2.01(b)
Tranche 2 Shares	2.01(b)

ARTICLE II

Purchase and Sale; Adjustments to Second Tranche

Section 2.01 Purchase and Sale. (a) On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the First Closing, the Investor shall purchase and acquire from the Company an aggregate of 200,000 shares of Series A Preferred Stock, and the Company shall issue, sell and deliver to the Investor, the shares of Series A Preferred Stock (the “Tranche 1 Shares”) for a purchase price per Tranche 1 Share equal to $1,000 and an aggregate purchase price of $200,000,000 (such aggregate purchase price, the “Tranche 1 Purchase Price”).

(b) On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, at the Second Closing (if any), the Investor shall purchase and acquire from the Company the lesser of (i) 200,000 shares of Series B Preferred Stock and (ii) at the Company’s election by written notice to the Investor no later than three (3) Business Days prior to the Second Closing Date (the “Election Date”), such number of shares of Series B Preferred Stock that is equal to the Series B Ownership Cap, and the Company shall issue, sell and deliver to the Investor, the shares of Series B Preferred Stock (the “Tranche 2 Shares”, and together with the Tranche 1 Shares, the “Acquired Shares”), for a purchase price per Tranche 2 Share equal to $1,000 and an aggregate purchase price equal to the lesser of (x) $200,000,000 and (y) Series B Ownership Cap Price (such aggregate purchase price, the “Tranche 2 Purchase Price”).

Section 2.02 First Closing. (a) On the terms of this Agreement, and subject to the conditions set forth herein, the closing of the sale and purchase of the Tranche 1 Shares (the “First Closing”) shall occur at 10:00 a.m. (New York City time) on the third Business Day after all of the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) at the offices of Jones Day at 250 Vesey Street, New York 10281, or at such other place, time and date as shall be agreed between the Company and the Investor (the date on which the First Closing occurs, the “First Closing Date”).

(b) At the First Closing:

(i) the Company shall deliver to the Investor (1) physical share certificates representing the Tranche 1 Shares and (2) the Registration Rights Agreement, duly executed by the Company; and

(ii) the Investor shall (1) pay the Tranche 1 Purchase Price to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing and (2) deliver to the Company the Registration Rights Agreement, duly executed by the Investor.

Section 2.03 Second Closing. (a) On the terms of this Agreement, and subject to the conditions set forth herein, the closing of the sale and purchase of the Tranche 2 Shares (the “Second Closing” and together with the First Closing, the “Closings”) shall occur at 10:00 a.m. (New York City time) on the third Business Day after (i) all of the conditions to the Closing set forth in Article VI of this Agreement have been satisfied or, to the extent permitted by applicable Law, waived by the party entitled to the benefit thereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) and (ii) determination of the final Observed EV in accordance with Section 2.04 below (subject, in each case, to the satisfaction or waiver of all of the conditions set forth in Article VI), at the offices of Jones Day at 250 Vesey Street, New York 10281, or at such other place, time and date as shall be agreed between the Company and the Investor (the date on which the Second Closing occurs, the “Second Closing Date”, and together with the First Closing Date, the “Closing Dates”).

(b) At the Second Closing:

(i) the Company shall deliver to the Investor physical share certificates representing the Tranche 2 Shares; and

(ii) the Investor shall pay the Tranche 2 Purchase Price to the Company, by wire transfer in immediately available U.S. federal funds, to the account designated by the Company in writing.

Section 2.04 Second Tranche Valuation.

(a) No later than three (3) Business Days following the Reference Time, the Company will deliver to the Investor a signed certificate from the chief financial officer of the Company (“CFO Certificate”) setting forth the Company’s calculation of (i) the Observed EV, (ii) the amount of Cash, Indebtedness and the number of shares of Common Stock outstanding (calculated on a fully-diluted basis) as of the Reference Time, and (iii) the amount of each component used to calculate Cash and Indebtedness. During the period after the delivery of the CFO Certificate and prior to the Second Closing, (x) the Company shall provide the Investor and its accountants and counsel with reasonable access during normal business hours to the books and records of the Company and its Subsidiaries and their employees (including the work papers of the Company’s accountants, subject to execution of customary access letters) relevant to the review of the CFO Certificate, and (y) the Company and the Investor shall cooperate with each other in good faith on a timely basis to provide all information reasonably requested by the other party in connection with the Investor’s review and evaluation of the CFO Certificate.

(b) The Investor shall have a period of fifteen (15) Business Days following receipt of the CFO Certificate and its review and evaluation in accordance with Section 2.04(a) above to provide a notice of disagreement to any of the items included in the CFO Certificate, together with reasonable detail regarding the nature and extent of the Investor’s disagreement, together with, to the extent reasonably practicable, the Investor’s calculation of each disputed item and supporting calculations (“Notice of Disagreement”). If the Investor does not give a Notice of Disagreement before the end of the 15-Business Day period referenced above, the CFO Certificate and all items therein will be deemed final, and the Observed EV set forth in the CFO Certificate shall be the final Observed EV. If the Investor provides a Notice of Disagreement within such 15-Business Day period, the Company and the Investor will attempt to resolve each disputed item to their mutual satisfaction within five (5) Business Days after the Company’s receipt of the Notice of Disagreement (or such longer period if the Company and the Investor mutually agree to extend such five (5)-Business Day period) (such five (5)-Business Day period, as extended, being the “Dispute Resolution Period”), and all discussions and communications related thereto will (unless otherwise agreed by the Investor and the Company in writing) be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule. If all of the disputed items are resolved within the Dispute Resolution Period, the items that are not disputed and the items that are resolved by agreement of the Company and the Investor will become final and binding upon the Investor and the Company.

(c) If the Company and the Investor fail to resolve all disputed items set forth in the Notice of Disagreement within the Dispute Resolution Period, the Company or the Investor may refer any remaining unresolved disputed items (the “Remaining Disputed Items”) to such independent accounting firm of nationally recognized standing as the Company and the Investor mutually agree (the “Selected Firm”) to make a final determination with respect to each Remaining Disputed Item in accordance with the following principles: (i) the Selected Firm will be engaged to resolve only the Remaining Disputed Item(s) and no other items; (ii) the resolution of any Remaining Disputed Item by the Selected Firm will be no more favorable to the Company than the amount set forth in the CFO Certificate and no more favorable to the Investor than set forth in the Notice of Disagreement; (iii) the resolution of the Remaining Disputed Items will be based solely on (x) the definitions and other applicable provisions of this Agreement and (y) the Supporting Materials provided by the parties as set forth below, (iv) the Selected Firm will be requested to issue its final resolution of any Remaining Disputed Item within fifteen (15) Business Days of being engaged, and such resolution will be in the form of a written report to the

Company and the Investor, and (v) the fees and expenses of the Selected Firm will be borne by the parties in the manner determined by the Selected Firm, which determination will be based on the relative success of the parties (with the more successful party bearing a proportionally lesser portion of such fees and expenses). The Selected Firm will act as an expert only, and not as an arbitrator, and will not be engaged to, and will not, make any ruling or provide any opinion on any matter that could constitute a breach of any representation or covenant contained herein. The Company and the Investor will cooperate with the Selected Firm in all reasonable respects, but no party will have ex parte meetings, teleconferences or other correspondence with the Selected Firm as it is intended that both parties be included in all discussions and correspondence with the Selected Firm. The determination of the Selected Firm as to the Remaining Disputed Items shall be final and binding on the parties absent fraud or manifest error. For purposes of this Section 2.04(c), the “Supporting Materials” shall include (x) a single presentation (which presentation shall be limited to the Remaining Disputed Items) submitted by each of the Company and the Investor to the Selected Firm within five (5) Business Days after the engagement thereof (which shall be promptly forwarded to the other party by the Selected Firm upon receipt of both such presentations) and (y) one written response submitted to the Selected Firm by each of the Company and the Investor after the receipt of each such presentation within five (5) Business Days after receipt thereof (which shall be promptly forwarded to the other party by the Selected Firm on receipt of both such responses).

(d) If the final Observed EV (as determined pursuant to this Section 2.04) is greater than the Maximum EV, then the initial Conversion Price for the Tranche 2 Shares shall be calculated based on the Maximum EV and in the manner set forth in Exhibit E-1 of this Agreement.

(e) If the final Observed EV (as determined pursuant to this Section 2.04) is less than the Minimum EV, then without prejudice to the Investor’s right to exercise the Commitment Release, the initial Conversion Price for the Tranche 2 Shares (if applicable, following the waiver (at the Investor’s sole discretion) of the condition set forth in Section 6.03(j)) shall be calculated based on the Minimum EV and in the manner set forth in Exhibit E-2 of this Agreement.

(f) If the final Observed EV (as determined pursuant to this Section 2.04) is greater than the Minimum EV, but less than the Maximum EV, then no adjustments to the Conversion Price for the Tranche 2 Shares shall be made as a result of this Section 2.04.

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to the Investor as of the date hereof and as of each Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Investor prior to the execution of this Agreement (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall only be deemed disclosure with respect to, and shall only be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent that it is reasonably apparent on the face of such disclosure that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available after February 1, 2019 and prior to the date hereof (the “Filed SEC Documents”), other than any disclosures in any such Filed SEC Document contained in the “Risk Factors” section thereof or any forward-looking statements within the meaning of the Securities Act or the Exchange Act thereof (it being acknowledged that nothing disclosed in the Filed SEC Documents shall be deemed to qualify or modify the representations and warranties set forth in Sections 3.01, 3.02, 3.03(a), 3.06, 3.11, 3.12 and 3.17):

Section 3.01 Organization; Standing. (a) The Company is a corporation duly organized and validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization, valid existence and good standing) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents are included in the Filed SEC Documents.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where the failure to be so organized, existing and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 2,207,000 shares (plus 293,000 shares that were previously issued and subsequently cancelled and are no longer available for issuance) of preferred stock, par value $0.001 per share (“Company Preferred Stock”). At the close of business on October 31, 2019 (the “Capitalization Date”), (i) 66,823,995 shares of Common Stock were issued and outstanding, (ii) 11,553,705 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (iii) 1,362 shares of Common Stock were subject to outstanding Company Stock Options, (iv) 2,790,979 Company Restricted Shares were issued and outstanding, (v) 2,268,599 Company RSUs were outstanding pursuant to which a maximum of 2,268,599 shares of

Common Stock could be issued, (vi) 522,380 Company PSUs were outstanding pursuant to which a maximum of 1,033,515 shares of Common Stock could be issued (assuming maximum achievement of all applicable performance conditions), (vii) 6,205,158 shares of Common Stock could be issued upon conversion of the Convertible Notes; (viii) 6,205,160 shares of Common Stock could be issued upon exercise of outstanding warrants and (ix) no shares of Company Preferred Stock were issued or outstanding.

(b) Except as described in this Section 3.02, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) no outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsdiary to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) no obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, debt, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities.

(c) As of the date of this Agreement, (i) there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities, (ii) none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities, (iii) all outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(d) The Acquired Shares and the shares of Common Stock issuable upon conversion of the Acquired Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable foreign and state securities Laws, Liens contemplated by the Transaction Documents and Section 5.08. The Acquired Shares, when issued, and the shares of Common Stock issuable upon conversion of the Acquired Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificates of Designation. The shares of Common Stock issuable upon conversion of the Acquired Shares have been duly reserved for such issuance.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens.

Section 3.03 Authority; Noncontravention. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the consummation by it of the Transactions, have been duly authorized by the Board and the Board has duly reserved (x) the shares of Preferred Stock to be issued in accordance with the terms and conditions of the Certificates of Designation and (y) the shares of Common Stock to be issued upon any conversion of shares of Preferred Stock into Common Stock. No other action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the Company Charter Documents, (ii) conflict with or violate any provision of similar organizational documents of any of the Company’s Subsidiaries or (iii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the applicable Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the applicable Closing Date, (x) violate any Law or Judgment applicable to the Company or any of its Subsidiaries or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) or accelerate the performance required by the Company under any of the terms or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, including any Government Contract, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate the Company’s or, if applicable, any of its Subsidiaries’ obligations under any such Contract, except, in the case of clauses (ii) or (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.04 Governmental Approvals. Except for (a) the filing of the Certificates of Designation with the Secretary of State of the State for Delaware, (b) filings required under, and compliance with other applicable requirements of the HSR Act, foreign antitrust or anti-competition Laws , (c) the CFIUS Clearance, (d) the DCSA Approval, (e) filings with the SEC under the Securities Act and Exchange Act and (f) compliance with any applicable state securities or blue sky laws, no consent or approval of or filing, license, permit or authorization, declaration or registration with, or notice to any Governmental Authority or any stock market or stock exchange is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.05 Company SEC Documents; Undisclosed Liabilities.. (a) The Company has filed with the SEC, on a timely basis, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act since February 1, 2019 (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Company is eligible to file a registration statement on Form S-3, (ii) none of the Company’s Subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iv) to the Company’s Knowledge, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents is accurate and complete, and complies as to form and content in all material respects with all applicable Laws.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) comply in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (i) as may be indicated in the notes thereto or (ii) as permitted by Regulation S-X), and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of January 31, 2019 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business (other than any such liabilities related to any breach of Contract, violation of Law or tort) or (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d) The Company has established and maintains, and at all times since February 1, 2017 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. The Company is, and has been at all times since February 1, 2017, in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of the NASDAQ.

Section 3.06 Absence of Certain Changes. Since January 31, 2019 through the date of this Agreement there has not been any Material Adverse Effect.

Section 3.07 Legal Proceedings. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the Knowledge of the Company, threatened legal or administrative proceeding, suit, audit, charge, claim, investigation, arbitration or action (an “Action”) against the Company or any of its Subsidiaries or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Authority (“Judgments”) imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Authority.

Section 3.08 Compliance with Laws; Permits.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its Subsidiaries are and since February 1, 2017 (or such later date as the applicable Laws may have come into effect) have been, in compliance with all state or federal laws, common law, statutes, ordinances, codes, rules or regulations, orders, executive orders, judgments, injunctions, governmental guidelines or interpretations have the force of law, Permits, decrees, or other similar requirement enacted, adopted, promulgated, or applied by any Governmental Authority (“Laws”) or Judgments, in each case, that are applicable to the Company or any of its Subsidiaries , including the General Data Protection Regulation (EU) 2016/679, the Privacy and Electronic Communications Directive (2002/58/EC), and any national legislation implementing or supplementing the foregoing in the European Union, to the extent applicable. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities (“Permits”) necessary for the lawful conduct of their respective businesses, except where the failure to hold the same would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as would not reasonably be expected to materially adversely impact the business of the Company and its Subsidiaries, taken as a whole, or as previously disclosed to the Investor, the Company, each of its Subsidiaries and each of their respective officers, directors and employees and, to the Knowledge of the Company, agents or other third party representatives acting on behalf of any of them is, and since February 1, 2017 (or such later date as the applicable Laws may have come into effect) has been, in compliance with (i) the Foreign Corrupt Practices Act of 1977 and any rules and regulations promulgated thereunder, and any other Laws applicable to the Company and its Subsidiaries, in each country in which they operate, that address the prevention of corruption (the “Anti-Corruption Laws”), and have maintained accurate books and records and adopted and adhered to a system of policies, procedures, and internal controls as required by applicable Anti-Corruption Laws, (ii) all sanctions regulations, orders or other financial restrictions administered by the United States (including without limitation the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”)) and similar sanctions laws and regulations applicable to the Company or its Subsidiaries from time to time (collectively, “Sanctions”) and has not transacted any business with or for the benefit of any Person designated on OFAC’s list of Specially Designated Nationals and Blocked Persons that was not in compliance with such Sanctions, (iii) all Laws applicable to the Company and its Subsidiaries relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, and the customs and import Laws administered by U.S. Customs and Border Protection, and (iv) the Company’s and its Subsidiaries’ own rules policies, and procedures relating to the handling, processing, or use of personally identifiable information or other sensitive data protectable under Law.

(c) Except as would not reasonably be expected to materially adversely impact the business of the Company and its Subsidiaries, taken as a whole, or as previously disclosed to the Investor, since February 1, 2017 (or such later date as the applicable Laws may have come into effect), to the knowledge of the Company, none of the Company or any Subsidiary or any of their respective directors, officers, employees or any Person acting on behalf of the Company or any Subsidiary has been the subject of any allegation, complaint, voluntary disclosure, investigation, inquiry, prosecution or other enforcement action related to any Anti-Corruption Laws, Sanctions, or applicable Laws related to export, reexport, transfer or import controls.

Section 3.09 Contracts. Each Contract that is material to the business of the Company and its Subsidiaries, taken as a whole (each, a “Material Contract”), and to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound is valid, binding and enforceable on the Company and any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and is in full force and effect, except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, is in compliance in all material respects with all Material Contracts and has performed all obligations required to be performed by it, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Since February 1, 2017 through the date hereof, the Company has not (i) been audited or investigated by any Governmental Authority with respect to any Government Contract, (ii) conducted or initiated any internal investigation or made any disclosure with regard to any irregularity in connection with a Government Contract or (iii) to the Knowledge of the Company, there are no allegations of fraud including allegations of false claims with regard to any of the Company’s Government Contracts, in case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.10 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate, (b) all Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid except for Taxes which are being contested in good faith by appropriate proceedings which have been adequately reserved against in accordance with GAAP, (c) no examination or audit of any Tax Return relating to any Taxes of the Company or any of its Subsidiaries or with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries by any Taxing Authority is currently in progress or threatened in writing (or to the Knowledge of the Company, otherwise), (d) none of the Company or any of its Subsidiaries has engaged in, or has any liability or obligation with respect to, any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4 and (e) neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was or was purported or intended to be governed in whole or in part by Section 355 of 361 of the Code, except, in the case of the Second Closing, the Spin-Off and any transactions associated therewith.

Section 3.11 No Rights Agreement; Anti-Takeover Provisions. The Company is not party to a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan.

Section 3.12 Brokers and Other Advisors. Except for Jefferies, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.13 Employee Benefit Plans. Except for instances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect: (i) each Company Plan has been established, operated, maintained and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws; (ii) no Company Plan subject to the Laws outside of the United States which covers individual service providers located outside of the United States has any unfunded or underfunded liabilities or obligations; and (iii) all contributions required to be made to any benefit or compensation plan or arrangement sponsored or maintained by a Governmental Authority have been timely made, or if not yet, due properly accrued in accordance with local accounting principles. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Company Plan is, and none of the Company or any of its Subsidiaries sponsors, maintains, contributes to (is required to contribute to), or has any current or contingent liability or obligation (including on account of being considered a single employer under Section 414 of the Code with any other Person) with respect to or under: (x) a U.S. “defined benefit plan” as defined in Section 3(35) of ERISA or a plan in the United States that is or was subject to Title IV of ERISA or Section 412 of the Code; or (y) a “multiemployer plan” as defined in Section 3(37) of ERISA.

Section 3.14 Labor Matters. Except for instances that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries is party to or bound by any collective bargaining agreement or Contract with any labor organization, labor union, or works council, nor to the Company’s Knowledge, is any union organizational activities threatened; (b) there are no active, nor, to the Knowledge of the Company, threatened, labor strikes, slowdowns, work stoppages, pickets, walkouts, lockouts or other material labor disputes with respect to the employees of the Company or any of its Subsidiaries; and (c) to the Knowledge of the Company, no employee layoff, facility closure, or similar reduction in force is currently contemplated, planned or announced.

Section 3.15 Sale of Securities. Based in part on the representations and warranties set forth in Section 4.06, the sale of the shares of Preferred Stock pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Preferred Stock, and neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Preferred Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Preferred Stock under this Agreement to be integrated with other offerings by the Company.

Section 3.16 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ, nor has the Company received as of the date of this Agreement any notification that the SEC or the NASDAQ is contemplating terminating such registration or listing.

Section 3.17 Status of Securities. As a result of the approval by the Board referred to in Section 3.03(a), the shares of Preferred Stock to be issued pursuant to this Agreement, and the shares of Common Stock to be issued upon conversion of the Preferred Stock, have been duly authorized and reserved for issuance by all necessary corporate action of the Company. The respective rights, preferences, privileges, and restrictions of the Preferred Stock and the Common Stock are as stated in the Company Charter Documents (including the Certificates of Designation).

Section 3.18 Indebtedness.

(a) As of the date of this Agreement, except for the (i) the Credit Agreement or (ii) the Indenture, the Company is not party to any Contract, and is not subject to any provision in the Company Charter Documents or other governing documents or resolutions of the Board that, in each case, by its terms restricts, limits, prohibits or prevents the Company from paying dividends in form and the amounts contemplated by the Certificates of Designation.

(b) The Company and its Subsidiaries and, to the Knowledge of the Company, each of the other parties thereto, are not in material breach of, default or violation under, the Credit Facility or the Indenture and no event has occurred that with notice or lapse of time, or both, would constitute such a material breach, default or violation.

Section 3.19 Real Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) the Company or one of its Subsidiaries has good an valid title to the real estate owned by the Company or any of its Subsidiaries (the “Owned Real Property” and, collectively with the Leased Real Property, the “Real Property”) free and clear of all Liens, (b) the Company or one of its Subsidiaries has a good and valid leasehold interest in each material Company Lease, free and clear of all Liens and (c) to the Knowledge of the Company, none of the Company or any of its Subsidiaries has received written notice of any material default under any agreement evidencing any lien or other agreement affecting the Owned Real Property or any material Company Lease, which default continues on the date hereof.

Section 3.20 Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to materially adversely impact the business of the Company and its Subsidiaries, taken as a whole, or as previously disclosed to the Investor: (i) the Company or one of its Subsidiaries, as applicable, exclusively owns, or has a valid and enforceable license or right to use or otherwise exploit, all Intellectual Property that is used in the operation of the business of the Company and its Subsidiaries as conducted as of the date of this Agreement or the date of such Closing, as applicable; (ii) to the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating any of the Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries; (iii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries are not infringing, misappropriating, or violating the Intellectual Property of any other Person; (iv) there have been no material unauthorized intrusions, breaches (including security breaches such as phishing incidents, ransomware, malware attacks), failures, breakdowns, or other adverse events affecting the material computer software, websites and systems owned or controlled by the Company or its Subsidiaries (“Systems”); (v) the Company and its Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of the material trade secrets owned by the Company or its Subsidiaries and the security of their Systems; and (vi) no material source code owned by the Company or its Subsidiaries has been disclosed, released, made available, or delivered to any Person (excluding an escrow agent), and, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) would result in a requirement that any material source code owned by Company or any of its Subsidiaries be disclosed, licensed, released, made available, or delivered to any third party (other than an escrow agent).

Section 3.21 Affiliate Transactions(i) . As of the date of this Agreement, none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than as holders of options, and/or other grants or awards under the Company Stock Plans, and for services as employees, officers and directors) that is material to the Company and its Subsidiaries, taken as a whole. Since February 1, 2017, neither the Company nor any Subsidiary has entered into any transaction between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company, on the other hand, except in compliance with the Company’s related party transaction policy.

Section 3.22 No Other Representations or Warranties. Except for the representations and warranties made by the Company in this Article III, in any Transaction Documents or in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Company nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Preferred Stock, the Common Stock, the Company or any of its Subsidiaries or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Company in this Article III, the Transaction Documents, or in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Company nor any other Person makes or has made any express or implied representation or warranty to the Investor or its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to the Investor or its Representatives in the course of its due diligence investigation of the Company, including with respect to the Spin-Off, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Investor.

ARTICLE IV

Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof and as of each Closing Date:

Section 4.01 Organization; Standing. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited liability company power and authority to carry on its business as presently conducted.

Section 4.02 Authority; Noncontravention. (a) The Investor has all necessary limited partnership power and limited partnership authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the Transactions have been duly authorized and approved by all necessary action on the part of the Investor, and no further action, approval or authorization by any of its members, is necessary to authorize the execution, delivery and performance by the Investor of this Agreement and the other Transaction Agreements and the consummation by the Investor of the Transactions. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement or the other Transaction Documents by the Investor, nor the consummation of the Transactions by the Investor, nor performance or compliance by the Investor with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of the certificate of incorporation, bylaws or other organizational documents of the Investor, or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.03 are obtained prior to the applicable Closing Date and the filings referred to in Section 4.03 are made and any waiting periods with respect to such filings have terminated or expired prior to the applicable Closing Date, (x) violate any Law or Judgment applicable to the Investor or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor is a party or accelerate the Investor’s obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03 Governmental Approvals. Except for (a) the filing by the Company of the Certificates of Designation with the Delaware Secretary of State,(b) filings required under, and compliance with other applicable requirements of, the HSR Act, foreign antitrust or anti-competition Laws, (c) the CFIUS Clearance and (d) the DCSA Approval, based on the information provided to the Investor’s Representatives by the Company and its Representatives, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement and the other Transaction Documents by the Investor, the performance by the Investor of its obligations hereunder and thereunder and the consummation by the Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04 Financing. As of the date hereof, the Investor has delivered to the Company a true, complete and correct copy of the Equity Commitment Letter from the Apax Funds pursuant to which the Apax Funds have agreed, subject to the terms and conditions thereof, to invest in Investor the amounts set forth therein (the “Financing”). At each Closing, the net proceeds of the Financing, when funded in accordance with the terms and conditions of the Equity Commitment Letter, shall provide the Investor with cash proceeds on each such Closing sufficient to pay, (i) as applicable, the Tranche 1 Purchase Price or the Trache 2 Purchase Price and (ii) any and all fees and expenses required to be paid by the Investor at such Closing in connection with the consummation of the Transactions. Except as expressly set forth in this Agreement or the Equity Commitment Letter, there are no conditions precedent to the obligations of the Apax Funds to provide the Financing. As of the date hereof, the Equity Commitment Letter is valid and in full force and effect and constitutes the valid and binding obligation of the Apax Funds, enforceable in accordance with its terms. As of the date hereof, the Equity Commitment Letter has not been modified, amended, withdrawn or altered and no such modification, amendment, withdrawal or alternation is contemplated and the commitments under the Equity Commitment Letter have not been withdrawn or rescinded in any respect. There are no other agreements, side letters or arrangements relating to the Equity Commitment Letter to which the Investor is party that could effect the availability of the Financing other than the Equity Commitment Letter. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Investor or the Apax Funds under the Equity Commitment Letter.

Section 4.05 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Investor, except for Persons, if any, whose fees and expenses will be paid by the Investor.

Section 4.06 Purchase for Investment. The Investor acknowledges that the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock have not been registered under the Securities Act or under any state or other applicable securities laws. The Investor (a) acknowledges that it is acquiring the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Preferred Stock or the Common Stock issuable upon the conversion of the Preferred Stock, except in compliance with this Agreement and the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (e) (1) has reviewed the information that it considers necessary or appropriate to make an informed investment decision with respect to the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify the information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock indefinitely and (ii) a total loss in respect of such investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Preferred Stock and the Common Stock issuable upon the conversion of the Preferred Stock.

Section 4.07 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Investor and its respective Representatives, the Investor and its respective Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, in each case containing forward-looking information information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Investor hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans to the extent each of them contain forward-looking information, including with respect to the Spin-Off, with which the Investor is familiar, that the Investor is making its own evaluation of the adequacy and accuracy of such forward-looking information so furnished to the Investor (including the reasonableness of the assumptions underlying such forward-looking information), and that except for the representations and warranties made by the Company in Article III, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, and other than for fraud, the Investor will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto.

Section 4.08 No Other Representations or Warranties. Except for the representations and warranties made by the Investor in this Article IV, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Investor nor any other Person acting on its behalf makes any other express or implied representation or warranty with respect to the Investor or any of its Affiliates or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or its Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Company acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Investor in this Article IV, the Transaction Documents and in any certificate or other document delivered in connection with this Agreement or the Transaction Documents, neither the Investor nor any other Person makes or has made any express or implied representation or warranty to the Investor or its Representatives with respect to any oral or written information presented to the Company or its Representatives in the course of its due diligence investigation of the Company, the negotiation of this Agreement or the course of the Transactions or any other transactions or potential transactions involving the Company and the Investor.

ARTICLE V

Additional Agreements

Section 5.01 Negative Covenants.

(a) Except as required by applicable Law or Judgment or as expressly contemplated by this Agreement or as described in Section 5.01 of the Company Disclosure Letter, during the period from the date of this Agreement until the First Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01), (x) the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to, except as may be required in furtherance of the Company’s efforts to effect the Spin-Off or the Permitted Common Stock Repurchases or as would not reasonably be expected to result in a Material Adverse Effect, operate their businesses in the ordinary course, and (y) the Company shall not, and shall not permit any of its Subsidiaries to, in each case, unless the Investor otherwise consents in writing (which consent shall not be unreasonably withheld, delayed or conditioned):

(i) other than the authorization and issuance of the Preferred Stock to the Investor and the consummation of the Transactions, issue, sell or grant any shares of its capital stock or other equity or voting interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock or other equity or voting interests, or any rights, warrants or options to purchase any shares of its capital stock or other equity or voting interests; provided that (A) the Company may (1) issue or grant shares of Common Stock or other securities in the ordinary course of business pursuant to the terms of a Company Stock Plan or other stock option plan in effect on the date of this Agreement (2) issue shares of Common Stock upon conversion of the Convertible Notes or upon exercise of outstanding warrants and (B) such Subsidiaries may issue or grant securities to the Company or other wholly-owned Subsidiaries of the Company, as applicable;

(ii) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests (other than Permitted Common Stock Repurchases and repurchases or acquisitions pursuant to note hedge arrangements entered into in connection with the issuance of the Convertible Notes or pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of Taxes with respect to Company Stock Options, Company Restricted Shares, Company PSUs or Company RSUs);

(iii) establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests other than dividends and distributions made by Subsidiaries to the Company or other Subsidiaries, as applicable;

(iv) split, combine, subdivide or reclassify any shares of its capital stock or other equity or voting interests;

(v) amend the Company Charter Documents in a manner that would adversely affect the Investor either as a holder of Preferred Stock or with respect to the rights of the Investor or its Affiliates under this Agreement or any of the Transaction Documents;

(vi) make any acquisition (including by merger) of all or substantially all of the capital stock or any other equity interest or all or substantially all of the assets of any other Person, if the aggregate amount of consideration paid or transferred by the Company and its Subsidiaries in connection with all such transactions would exceed, in the aggregate, the Acquisition Cap. The “Acquisition Cap” means the greater of $100,000,000 and the product of (a) $33,000,000 multiplied by (b) the number of months elapsed in the period between the date of this Agreement and the First Closing Date;

(vii) sell, license or lease to any Person, in a single transaction or series of related transactions, any of its properties or assets for consideration, individually or in the aggregate, in excess of the Disposition Cap. The “Disposition Cap” means the greater of $50,000,000 and the product of (a) $16,000,000 multiplied by (b) the number of months elapsed in the period between the date of this agreement and the First Closing Date, except (i) dispositions of inventory and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (ii) transfers among the Company and its wholly-owned Subsidiaries, (iii) leases and subleases of immaterial real property owned by the Company or its Subsidiaries, or (iv) non-exclusive licenses, in each case in the ordinary course of business;

(viii) except as set forth in Section 5.01(a)(vii) or in the ordinary course of business, sell, assign, lease, exclusively license, abandon or permit to lapse, transfer or otherwise dispose of any Intellectual Property that is material to the Company and its Subsidiaries taken as a whole;

(ix) implement or adopt any material change in its financial accounting principles or its methods, other than as may be required by GAAP or applicable Law;

(x) voluntarily delist from any trading market;

(xi) except as contemplated by the Spin-Off, enter into any new, or amend in any material respect, terminate or renew, any material Contract between the Company or one of its wholly-owned Subsidiaries, on the one hand, and any of its Affiliates (other than the Company’s wholly-owned Subsidiaries), on the other hand;

(xii) incur, assume, endorse, guarantee or otherwise become liable for any Indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities, except for (A) any Indebtedness for borrowed money among the Company and/or its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company, (B) guarantees by the Company of Indebtedness for borrowed money of wholly owned Subsidiaries of the Company or guarantees by wholly owned Subsidiaries of the Company of Indebtedness for borrowed money of the Company or any of its wholly owned Subsidiaries, which Indebtedness is incurred in compliance with this clause (xii) or is outstanding on the date hereof, (C) Indebtedness incurred pursuant to the Credit Facility or the Indenture and (D) Indebtedness assumed in connection with a transaction permitted under Section 5.01(a)(vi);

(xiii) commence any voluntary liquidation, bankruptcy, dissolution, recapitalization, reorganization or assignment to their creditors, or any similar transaction;

(xiv) settle any claim, assessment or dispute with respect to Taxes for an amount materially in excess of the amount reserved in respect thereof; or

(xv) authorize any of, or agree or commit to do any of, the foregoing.

Section 5.02 Reasonable Best Efforts; Filings. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Investor shall cooperate with each other and use (and shall cause its Subsidiaries to use) its reasonable best efforts (unless, with respect to any action, another standard of performance is expressly provided for herein) to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with each other in doing, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as reasonably practicable and to consummate and make effective, in the most expeditious manner reasonably practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, (ii) obtain all approvals, consents, registrations, waivers, permits, authorizations, orders and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, (iii) execute and deliver any additional instruments necessary to consummate the Transactions and (iv) defend or contest in good faith any Action brought by a third party that could otherwise prevent or impede, interfere with, hinder or delay in any material respect the consummation of the Transactions. Each of the parties shall continue to cooperate with each other throughout the term of this Agreement to evaluate and identify any filings, consents, clearances or approvals required under or in connection with any Competition Law, and shall, subject to the terms of this Section 5.02, make any appropriate filings with the applicable Governmental Authorities required to be made under applicable Competition Laws.

(b) The Company and the Investor agree to make an appropriate filing of a Notification and Report Form (“HSR Form”) pursuant to the HSR Act with respect to the Transactions as promptly as reasonably practicable following the date of this Agreement and in any event no later than twenty (20) Business Days, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to promptly take any and all steps necessary to avoid or eliminate each and every impediment and obtain all consents that may be required pursuant to the HSR Act, so as to enable the parties hereto to consummate the Transactions.

(c) Each of the Company and the Investor shall use its reasonable best efforts to (i) cooperate in all respects with the other party in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private person, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by the Company or the Investor, as the case may be, from or given by the Company or the Investor, as the case may be, to the Federal Trade Commission (“FTC”), the Department of Justice (“DOJ”) or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding the Transactions, (iii) subject to applicable Laws relating to the exchange of information, and to the extent reasonably practicable, consult with the other party with respect to information relating to such party and its respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third Person or any Governmental Authority in connection with the Transactions, other than “4(c) and 4(d) documents” as that term is used in the rules and regulations under the HSR Act and other confidential information contained in the HSR Form, and (iv) to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

(d) The Company and the Investor shall use their respective reasonable best efforts to prepare and submit as promptly as practicable after the date hereof (but in any event within twenty (20) Business Days of the date hereof), (i) a draft voluntary notice regarding the Transactions to CFIUS in accordance with the CFIUS Regulations (the “Draft Voluntary Notice”); and (ii) promptly after receipt of comments from CFIUS on the Draft Voluntary Notice (or as soon as possible after CFIUS confirms it has no comments on the Draft Voluntary Notice), prepare and submit a final joint voluntary notice of the Transaction to CFIUS in accordance with the CFIUS Regulations (the “Final Voluntary Notice”). Following submission of the Final Voluntary Notice, the Company and the Investor shall cooperate in all respects (to the extent permitted by Law) to obtain CFIUS Clearance, including by (A) providing any additional or supplemental information or documentation requested by CFIUS or any other branch or agency of the U.S. government during the CFIUS review process as promptly as practicable, and in all cases within the amount of time allowed by CFIUS, (B) promptly informing each other of any communication received by Investor or the Company, or given by Investor or the Company to, CFIUS by promptly providing copies to the other party of any such written communication, except for any exhibits to such communications providing the personal identifying information required by 31 C.F.R. §800.402(c)(6)(vi), information otherwise requested by CFIUS to remain confidential or information reasonably determined by Investor or the Company to be business confidential information and (C) permitting each other to review in advance any written or oral communication that Investor or the Company gives to CFIUS, and consult with the Company in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, give each other the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS. The Company and the Investor shall each take all necessary steps and accept all mitigation measures necessary to obtain CFIUS Clearance.

(e) The Company and the Investor shall cooperate and use reasonable best efforts to take all required and advisable steps to maintain any facility security clearance held by the Company following the Closing. The Company and the Investor shall provide to the DCSA notice of the Transaction within five (5) Business Days of the date hereof, and as promptly as reasonably practicable, but no later than twenty (20) Business Days of the date hereof, the parties shall provide a Commitment Letter specified by DCSA and any other documents requested by the DCSA, in each case in the form specified by DCSA, and cooperate in the management of the Company following the First Closing Date in accordance with the Commitment Letter.

(f) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.02 or elsewhere in this Agreement shall require the Company, on one hand, or the Investor, on the other hand, to take any action with respect to any of its controlled Affiliates or, in the case of the Investor, its direct or indirect portfolio companies, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom of action with respect to any assets, rights, products, licenses, businesses, operations, or interest therein, of any such Affiliates or any direct or indirect portfolio companies of investment funds advised or managed by one or more Affiliates of the Investor. The parties agree that all obligations of other parties related to regulatory approvals shall be governed exclusively by this Section 5.02.

Section 5.03 Corporate Actions. (a) At any time that any Preferred Stock is outstanding, the Company shall (i) not amend, modify or supplement any provision of the Company Charter Documents or the Certificate of Designations in a manner that adversely alters or changes the rights, powers, preferences or privileges of the holders of any series of the Preferred Stock, unless the prior written approval of the holders of a majority of the Preferred Stock (which approval shall be exercised by the Apax Funds acting collectively so long as the Investor Parties are the holders of a majority of the Preferred Stock) issued and outstanding has been obtained, (ii) from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Common Stock to satisfy the conversion requirements of all shares of the Preferred Stock then outstanding, and (iii) unless the prior written approval of the holders of a majority of the Preferred Stock issued and outstanding has been obtained (which approval shall be exercised by the Apax Funds acting collectively so long as the Investor Parties are the holders of a majority of the Preferred Stock), not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the NASDAQ (or any other national securities exchange upon which the Common Stock may subsequently be listed) in respect of the Common Stock other than in connection with a Change of Control pursuant to which the Company satisfies in full its obligations under Section 5 of the applicable Certificate of Designation.

(b) Prior to the Fall-Away of Investor Rights and until such time as the Investor has exercised the Commitment Release, unless the Investor and the Apax Funds acting collectively otherwise consent in writing, the Company shall:

(i) take such actions as may be necessary to render inapplicable any control share acquisition, interested stockholder, business combination or similar anti-takeover provision in the Company Charter Documents that is or could become applicable to the Investor Parties as a result of the Transactions, including the Company’s issuance of Common Stock upon conversion of the Preferred Stock;

(ii) not enter into any transaction with a “related party” (as such term is defined in Item 404 of Regulation S-K promulgated under the Exchange Act) (whether or not such Item is applicable to the Company and whether or not in the current fiscal year or in any future fiscal year) that does not comply with the policies set forth in the Company’s Corporate Governance and Nominating Committee charter and the Audit Committee charter or any similar successor policy thereto;

(iii) not adopt, approve or agree to adopt a stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan that is applicable to the Investor Parties unless the Company has excluded the Investor Parties from the definition of “acquiring person” (or such similar term) as such term is defined in such anti-takeover agreement to the extent of the Investor Parties’ beneficial ownership of Preferred Stock or Common Stock;

(iv) not take any action to voluntarily effect or initiate a bankruptcy, liquidation, dissolution or winding up of the Company; or

(v) not allow or authorize the Board or any committee thereof to take action by written consent other than unanimously.

(c) If any occurrence from the date of this Agreement until the applicable Closing would have resulted in an adjustment to the Conversion Price pursuant to Sections 8.7(a) through (c) of the applicable Certificate of Designation if the applicable series of Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price, effective as of such applicable Closing, in the same manner as would have been required by the Certificates of Designation if the applicable series of Preferred Stock had been issued and outstanding since the date of this Agreement.

(d) Prior to the Fall-Away of Investor Rights, unless the Investor and the Apax Funds acting collectively otherwise consent in writing, the Company shall not (and the Board shall not authorize the Company to) authorize or issue any Parity Stock or Senior Stock, or amend or alter the Certificate of Incorporation to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, any Parity Stock (including any increase in the number of authorized or issued shares of Preferred Stock) or Senior Stock.

(e) Prior to the Fall-Away of Investor Rights and until a Commitment Release Trigger has occurred, unless the Investor and the Apax Funds acting collectively otherwise consents in writing, the Company shall not (and the Board shall not authorize the Company to) redeem, repurchase or otherwise acquire any Junior Securities (provided that, for the avoidance of doubt, the foregoing shall not restrict (i) any repurchase of unvested shares at cost following termination of an employee, advisor or consultant of the Company or its Subsidiaries, (ii) repurchases or acquisitions pursuant to the cashless exercise of Company Stock Options or the forfeiture or withholding of Taxes with respect to Company Stock Options, Company Restricted Shares, Company PSUs or Company RSUs, (iii) repurchases or acquisitions pursuant to note hedge arrangements entered into in connection with the issuance of the Convertible Notes, or (iv) Permitted Common Stock Repurchases).

Section 5.04 Public Disclosure. The Investor and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transaction Documents or the Transactions, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, Judgment, court process or the rules and regulations of any national securities exchange or national securities quotation system. The Investor and the Company agree that the initial press release to be issued with respect to the Transactions following execution of this Agreement shall be in a form agreed to by the parties (the “Announcement”). Notwithstanding the forgoing, this Section 5.04 shall not apply to any press release or other public statement made by the Company or the Investor (a) which is consistent with the Announcement and does not contain any information relating to the Transactions that has not been previously announced or made public in accordance with the terms of this Agreement or (b) is made in the ordinary course of business and does not relate specifically to the signing of the Transaction Documents or the Transactions.

Section 5.05 Confidentiality. The Investor will, and will direct its Affiliates and its and their respective Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement (collectively referred to as the “Confidential Information”), provided that the Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Investor, any of its Affiliates or any of their respective Representatives in violation of this Section 5.05, (ii) was or becomes available to the Investor, any of its Affiliates or any of their respective Representatives from a source other than the Company or its Representatives, provided that such source is not known to the Investor to be disclosing such information in violation of an obligation of confidentiality (whether by agreement or otherwise) to the Company, (iii) at the time of disclosure is already in the possession of the Investor, any of its Affiliates or any of their respective Representatives on a non-confidential basis, or (iv) was independently developed by the Investor, any of its Affiliates or any of their respective Representatives without reference to, incorporation of, or other use of any Confidential Information. The Confidential Information may be disclosed (i) to the Investor’s Affiliates its and their, direct and indirect equityholders, limited partners or members and its and their respective Representatives (including any listed entity that is an investor in an Affiliate of the Investor) on a need-to-know basis (including in connection with fundraising, marketing, and reporting activities) (provided that the Investor’s Affiliates and the respective Representatives agree to maintain the confidentiality of such Confidential Information and the Investor will remain liable for any damages arising out of an failure by the Investor’s Affiliates and the respective Representatives to keep such Confidential Information confidential in accordance with the provisions hereof unless such Affiliate or Representative has entered into a confidentiality agreement enforceable by the Company), and (ii) in the event that the Investor, any of its Affiliates or any of its or their respective Representatives are requested or required by applicable Law, regulation, Judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances the Investor, its Affiliates and its and their respective Representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company sufficiently in advance of any such disclosure so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure.

Section 5.06 NASDAQ Listing of Shares. To the extent the Company has not done so prior to the date of this Agreement, the Company shall promptly apply to cause the aggregate number of shares of Common Stock issuable upon the conversion of the Preferred Stock issued to the Investor pursuant to this Agreement and pursuant to the Certificates of Designation to be approved for listing on the NASDAQ, subject to official notice of issuance.

Section 5.07 Standstill. The Investor agrees that during the Standstill Period, without the prior written approval of the Board, the Investor will not, directly or indirectly, and will cause its Affiliates not to:

(a) acquire, offer or seek to acquire, agree to acquire or make a public proposal to acquire, by purchase or otherwise, any equity securities of the Company, any securities convertible into or exchangeable for any such equity securities, any options or other derivative securities or contracts or instruments in any way related to the price of shares of Common Stock or any assets or property of the Company or any Subsidiary of the Company (but in any case excluding (i) any issuance by the Company of shares of Company Common Stock or options, warrants or other rights to acquire Common Stock (or the exercise thereof) to any Investor Director as compensation for their membership on the Board, and (ii) the acquisition of the Series B Preferred Stock or the acquisition of the shares of Common Stock issuable upon conversion of the Preferred Stock);

(b) make or in any way participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are used in the rules of the SEC, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any voting securities of the Company or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal or action by the Company’s stockholders, or seek election to or to place a representative on the Board (other than pursuant to Section 5.10) or seek the removal of any director from the Board;

(c) make any public announcement with respect to, or propose any merger or business combination, tender or exchange offer, recapitalization, reorganization or purchase of a material portion of the assets, properties or securities of the Company or any Subsidiary, or any other extraordinary transaction involving the Company or any Subsidiary, or enter into any discussions, negotiations, arrangements, understandings or agreements with any other Person regarding any of the foregoing;

(d) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company;

(e) make any public proposal or statement of inquiry or publicly disclose any intention, plan or arrangement consistent with the foregoing;

(f) advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, encourage or direct any other Person to do, any of the foregoing;

(g) take any action that would, in effect, require the Company to make a public announcement with respect to any of the foregoing;

(h) enter into any discussions, negotiations, arrangements or understandings with any third party (including, without limitation, security holders of the Company, but excluding, for the avoidance of doubt, any Investor Parties) with respect to any of the foregoing, including, without limitation, forming, joining or in any way participating in a “group” (as defined in Section 13(d)(3) of the Exchange Act) with any third party with respect to any of the foregoing; or

(i) request the Company or any of its Representatives, directly or indirectly, to amend or waive any provision of this Section 5.07, provided that this clause shall not prohibit the Investor Parties from making a confidential request to the Company seeking an amendment or waiver of the provisions of this Section 5.07, which the Company may accept or reject in its sole discretion, so long as any such request is made in a manner that does not require public disclosure thereof by the Company; provided, however, that nothing in this Section 5.07 will limit (1) the Investor Parties’ ability to vote, Transfer (subject to Section 5.08), convert (subject to paragraph 8 of the Certificates of Designation), purchase Proposed Securities (subject to Section 5.17) or otherwise exercise rights under its Common Stock or Preferred Stock or (2) the ability of any Investor Director to vote or otherwise exercise its fiduciary duties or otherwise act in its capacity as a member of the Board, and provided further that notwithstanding anything to the contrary in this Section 5.07, the Investor and its Affiliates may at any time communicate privately with the Company’s directors, officers or advisors or submit to the Board one or more confidential proposals or offers for a transaction (including a transaction that, if consummated, would result in a Change of Control), so long as, in each case, such communications and submissions are not intended to, and would not reasonably be expected to, require any public disclosure by the Company of such communications or submissions, as applicable.

(j) Notwithstanding anything herein to the contrary, the restrictions set forth under this Section 5.07 shall not prohibit Apax Global Alpha Ltd. (LON: APAX) (“Apax Alpha”) from purchasing and selling any securities of any person in the ordinary course of business that Apax Alpha may now, or in the future, hold or acquire, in each case, in accordance with applicable Law; provided, further, that pursuant to such exception, Apax Alpha shall not acquire more than 4.9% (in the aggregate) of the assets or equity securities of the Company without the prior written consent of the Board.

Section 5.08 Transfer Restrictions. (a) Except as otherwise permitted in this Agreement or as expressly contemplated by Section 5.08(c), until the earlier of (i) the 24-month anniversary of the consummation of the Spin-Off, and (ii) the 36-month anniversary of the First Closing Date (such period, the “Preferred Stock Restricted Period”), the Investor Parties will not Transfer any Preferred Stock. Following the expiry of the Preferred Stock Restricted Period, the Investor Parties will not at any time Transfer any Preferred Stock without the prior consent of the Board (such consent not to be unreasonably withheld, delayed or conditioned). For the avoidance of doubt, this Section 5.08(a) shall not restrict any Transfer of Common Stock issued upon conversion of any Preferred Stock.

(b) Except as otherwise permitted in this Agreement or as expressly contemplated by Section 5.08(c), until the earlier of (i) the twelve (12) month anniversary of the consummation of the Spin-Off, and (ii) the twenty-four (24) month anniversary of the First Closing Date (such period, but subject to clause (c) below, the “Common Stock Restricted Period”), the Investor Parties will not Transfer any Common Stock issued upon conversion of any Preferred Stock.

(c) Notwithstanding Section 5.08(a) and (b), the Investor Parties shall be permitted to Transfer any portion or all of their Preferred Stock or Common Stock issued upon conversion of the Preferred Stock at any time under any of the following circumstances:

(i) Transfers to any Permitted Transferees of the Investor, but only if the transferee agrees in writing prior to such Transfer for the benefit of the Company (with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the benefit of the Company that the transferee shall Transfer the Preferred Stock or Common Stock so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor;

(ii) Transfers to the Company or its Subsidiaries;

(iii) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any Change of Control transaction involving the Company or any Subsidiary;

(iv) Transfers in connection with the Back Leverage, including in connection with any foreclosure of any pledge of Preferred Stock or Common Stock;

(v) Transfers following the consummation of the Spin-Off if (i) the condition set forth in Section 6.03(h) has not been satisfied or waived by the Investor, and (ii) the Second Closing has not occurred pursuant to this Agreement; or

(vi) Transfers that have been approved in writing by the Board.

(d) Any attempted Transfer in violation of this Section 5.08 shall be null and void ab initio.

Section 5.09 Legend. (a) All certificates or other instruments representing the Preferred Stock or Common Stock issued upon conversion of the Preferred Stock will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED

OF EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS, OR EXCEPT, WITH RESPECT TO ANY COMMON STOCK, WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 4, 2019, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

(b) Upon request of the applicable Investor Party, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Preferred Stock or Common Stock to be Transferred in accordance with the terms of this Agreement and the second paragraph of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement).

Section 5.10 Board Matters; Election of Directors. (a) Effective as of the First Closing, the Company and the Board will increase the size of the Board to ten (10) members (unless there is a vacancy in the Board at such time) and the Board shall elect Jason A. Wright who is a designee of the Apax Funds acting collectively (such individual, the “Initial Investor Director Designee”) to the Board. Effective as of the Second Closing, the Board will increase the size of the Board by one additional member (unless there is a vacancy in the Board at such time) and the Board shall thereafter elect an Independent Director (such individual, the “Independent Director Designee”) to the Board pursuant to the procedure below. Following the Second Closing, the Apax Funds acting collectively and the Company shall mutually agree on a qualified designee (the “Initial Independent Designee”) with senior executive enterprise software experience whose experience would be additive to the Board and who would satisfy the requirements set forth in the definition of “Independent Director” and the Company’s “Minimum Qualifications for Directors” included in the Corporate Governance and Nominating Committee’s charter and for whom a customary background check has been completed (the “Independent Director Qualification Requirements”). In connection therewith, each party will consider in good faith potential candidates identified by the other, and the Company acknowledges that the Investor intends to provide a list of potential candidates that it has compiled for such purpose. The Company shall, promptly following identification of any Initial Independent Designee, cause the Corporate Governance and Nominating Committee of the Board to determine whether such Initial Independent Designee satisfies all of the Independent Director Qualification Requirements and shall notify the Investor promptly of any determination by the Corporate Governance and Nominating Committee of the Board with respect to such Initial Independent Designee. In the event the Corporate Governance and

Nominating Committee does not conclude that any such Initial Independent Designee satisfies all such standards, the Company and the Apax Funds (acting collectively) shall repeat the foregoing procedure to identify a replacement designee (such replacement designee shall be deemed to constitute an Initial Independent Designee in lieu of such prior designee). The Company shall use its reasonable efforts to cause an Initial Independent Designees confirmed by the Corporate Governance and Nominating Committee of the Board to be elected to the Board no later than ninety (90) days following the Second Closing.

(b) At any time prior to the Fall-Away of Board Rights, the Company agrees to include (i) one (1) Investor Director Designee as a nominee on the slate of nominees recommended by the Board (whether in the Company’s proxy statement or otherwise), and (ii) following the Second Closing, to the extent the 75% Beneficial Holding Requirement is satisfied, the Independent Director Designee as a nominee on the slate of nominees recommended by the Board (whether in the Company’s proxy statement or otherwise), in each case, for election as directors of the Company at each of the Company’s meetings of stockholders or action by written consent at which directors are to be elected and use its reasonable efforts to cause the election of each of the Investor Director Designee and the Independent Director Designee to the Board (for the avoidance of doubt, the Company will be required to recommend that the Company’s stockholders vote in favor of the Investor Director Designee and the Independent Director Designee and otherwise use its reasonable best efforts to support such nominees with substantially the same level of efforts and support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent). The Investor shall not be required to comply with the advance notice provisions generally applicable to the nomination of directors by the Company so long as the Investor provides reasonable advance notice to the Company of the Investor Director Designee and/or the Independent Director Designee prior to the mailing of the proxy statement by the Company (provided, that the Company shall provide reasonable advance notice to the Investor of the expected mailing date). For the avoidance of doubt, failure of the stockholders of the Company to elect any Investor Director Designee or the Independent Director Designee to the Board shall not affect the right of the Investor to nominate directors for election pursuant to this Section 5.10 in any future election of directors.

(c) In the event the Investor Parties no longer satisfy the 75% Beneficial Holding Requirement, (i) the then-serving Independent Director Designee may continue to serve as a member of the Board until the Company’s next meeting of stockholders or action by written consent at which directors are to be elected, and (ii) the Company shall have the right, but not the obligation, to include such Independent Director Designee as a nominee on the slate of nominees recommended by the Board (whether in the Company’s proxy statement or otherwise) for election as a director of the Company at the Company’s next meeting of stockholders or action by written consent at which directors are to be elected.

(d) Upon the occurrence of the Fall-Away of Board Rights, at the written request of the Board, the Investor Director shall resign, and the Investor and the Apax Funds shall cause the Investor Director immediately to resign, from the Board effective as of the date of the Fall-Away of Board Rights, and the Investor and the Apax Funds shall no longer have any designation and nomination rights under this Section 5.10.

(e) If the Investor and/or the Apax Funds shall exercise its designation rights in accordance with the provisions of this Section 5.10, the Company and the Board shall (i) include each Independent Director Designee and/or Investor Director Designee designated by the Investor and/or the Apax Funds in accordance with this Section 5.10 in the Company’s slate of nominees for the applicable meeting of the Company’s stockholders, (ii) recommend that the Company’s stockholders vote in favor of such Independent Director Designee and/or Investor Director Designee, (iii) use its reasonable best efforts to support such nominees with substantially the same level of efforts and support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders, (iv) cause the Board to have sufficient vacancies to permit such Independent Director Designee and/or Investor Director Designee to be elected as members of the Board and (v) so long as any Independent Director Designee and/or Investor Director Designee is eligible to be so designated in accordance with this Section 5.10, not take any action to remove such person as such a director without cause without the prior written consent of the Investor.

(f) In the event of the death, disability, resignation or removal of the Investor Director or the Independent Director as a member of the Board (other than pursuant to Section 5.10(c) and Section 5.10(d)), the Investor and/or the Apax Funds acting collectively may designate an Investor Director Designee or an Independent Director Designee (in accordance with the process set forth in Section 5.10(b)) to replace such director and the Company shall cause such Investor Director Designee or an Independent Director Designee to fill such resulting vacancy (subject in the case of the Independent Director Designee, meeting the Independent Director Qualification Requirements).

(g) The Company shall indemnify the Investor Director and the Independent Director and provide the Investor Director and the Independent Director with director and officer insurance to the same extent as it indemnifies and provides such insurance to other members of the Board, pursuant to the Company Charter Documents, the DGCL or otherwise and the Company shall maintain in effect any such director and officer insurance in accordance with past practice and in a manner that is no less favorable to the Investor Director and the Independent Director than the manner in which the Company provides and maintains director and officer insurance (“D&O Insurance”) for the benefit of other directors on the Board. The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s certificate of incorporation, bylaws and/or any indemnification agreement entered into between the Company and the Investor Director and/or the Independent Director (such that the Company’s obligations to such indemnitees are primary).

(h) To the fullest extent permitted by the DGCL, and subject to any express agreement that may from time to time be in effect (including this Agreement) and applicable confidentiality obligations and securities law requirements), the Company agrees that any Investor Director, Independent Director, the Investor and any Affiliate or any representative or portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, directly or indirectly, (i) invest in, carry on and conduct, whether as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, or otherwise, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other person with which any of the Company or its Affiliates has a business relationship; and/or (iii) make investments in any kind of property in which the Company or its Affiliates may make investments. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person. The Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person outside of his or her capacity as a member of the Board and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person specifically in his or her capacity as a member of the Board, and waives any claim against each Covered Person that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company; provided that, in each such case, that any corporate opportunity which is expressly offered to a Covered Person specifically in his or her capacity as a member of the Board shall belong to the Company.

(i) For the avoidance of doubt, any Investor Director or Independent Director shall be subject to all policies and procedures of the Company applicable to members of the Board generally.

Section 5.11 Tax Matters; Spin-Off. (a) The Company and its paying agent shall be entitled to withhold Taxes on all payments on the Preferred Stock or Common Stock or other securities issued upon conversion of the Preferred Stock in each case to the extent required by applicable Law. The Company shall promptly notify the Investor if it determines that it has such requirement to withhold and give the Investor a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Company shall furnish the Investor with copies of any tax certificate, receipt or other documentation reasonably acceptable to the Investor evidencing such payment. On the First Closing Date, the Investor shall deliver to the Company or its paying agent a duly executed, valid, accurate and properly completed IRS Form W-9 or an appropriate IRS Form W-8, as applicable.

(b) The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issuance of the Preferred Stock and (y) the issuance of shares of Common Stock upon conversion of the Preferred Stock. However, in the case of conversion of Preferred Stock, the Company shall not be required to pay any Tax or duty that may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or Preferred Stock to a beneficial owner other than the beneficial owner of the Preferred Stock immediately prior to such conversion, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid.

(c) In connection with the appointment of the Initial Investor Director Designee to the Board at the First Closing, the Investor Director Designee will also be appointed to the M&A Committee of the Board on such date. From and after such time and until the earlier of (1) the consummation of the Spin-Off or (2) a determination by the Board not to pursue the Spin-Off, the M&A Committee will (x) be comprised of no less than three and no more than five directors and (y) be delegated authority by the Board to (i) oversee the execution of the Spin-Off, including with respect to coordination with outside advisors and preparation and negotiation of transaction documents for the Spin-Off (“Spin-Off Transaction Documents”) and (ii) make recommendations to the Board on all material determinations regarding the Spin-Off.

(d) In the event the Spin-Off occurs, in connection with effecting the Spin-Off, the Company shall (i) provide the Investor with a reasonable opportunity to review the Spin-Off Transaction Documents prior to execution; and (ii) the Company shall, in connection with a Ruling Request, (A) keep the Investor reasonably informed of all material actions taken by the Company or its Subsidiaries or the IRS, ITA or other Taxing Authority, and (B) keep the Investor reasonably informed with respect to material communications or submissions with the IRS, ITA or other Taxing Authority concerning the matters set forth herein; provided that the Investor shall be entitled to approve any information, other than publicly available information filed with the SEC in connection with the transactions contemplated hereby, contained in any such Ruling Request or any other filings with a Governmental Authority (including the SEC) that relates to the Investor or this Agreement (which approval will not be unreasonably withheld, delayed or conditioned).

(e) The Company shall promptly and no later than one (1) Business Day following the date of any such decision or determination, notify the Investor in writing in the event the Board modifies or amends its resolution in a manner such that the Spin-Off would no longer reasonably be expected to occur.

Section 5.12 Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Acquired Shares (a) to finance the purchase (by tender offer or otherwise) of Common Stock and pay any costs, fees and expenses in connection therewith, (b) to pay for any costs, fees and expenses incurred in connection with the Transactions and/or (c) for general corporate purposes.

Section 5.13 Back Leverage Cooperation. If requested by the Investor, the Company will provide the following cooperation in connection with the Investor obtaining any Back Leverage: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender or counterparty providing such Back Leverage in substantially the form attached hereto as Exhibit F, with such changes thereto as are requested by such lender or counterparty and reasonably acceptable to the Company, (ii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Preferred Stock and/or shares of Common Stock to be issued upon conversion of the Preferred Stock, as applicable, in the name of the relevant lender, counterparty, custodian or similar party to a Back Leverage, in certificated or restricted book-entry form on the books and records of the Company’s transfer agent, in each case, subject to appropriate transfer restrictions and related restrictive legends, (iii) entering into customary triparty agreements reasonably acceptable to the Company with each lender or counterparty and the Investor relating to the delivery of the Preferred Stock and shares of Common Stock, in certificated or restricted book-entry form on the books and records of the Company’s transfer agent, subject to appropriate transfer restrictions and related restrictive legends, to the relevant lender or counterparty for crediting to the relevant collateral accounts upon funding of any Back Leverage and payment of the purchase price, including a right for such lender or counterparty as a third-party beneficiary of the Company’s obligation under Article II to issue the Preferred Stock upon payment of the full purchase price therefor in accordance with the terms of this Agreement and/or (iv) such other cooperation and assistance in connection with such Back Leverage as the Investor or such lender or counterparty may reasonably request. Upon request by any Investor, the Company and the Investor shall consider in good faith any amendments to this Agreement or the Certificates of Designation proposed by such lender or counterparty as necessary to facilitate the consummation of the Back Leverage, and the Company and the Investor shall consent to any such amendment that is not adverse in any material respect to the interests of the Company or the Investor, as applicable (as determined in good faith by the Company or the Investor, as applicable).

Section 5.14 State Securities Laws. During the period from the date of this Agreement until the applicable Closing Date (or such earlier date on which this Agreement may be terminated pursuant to Section 7.01 or Section 7.03, as applicable), the Company shall use its commercially reasonable efforts to (a) obtain all necessary permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of Common Stock and/or Preferred Stock and (b) cause such authorization, approval, permit or qualification to be effective as of the applicable Closing and as of any conversion of Preferred Stock; provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date of this Agreement.

Section 5.15 Participation Rights.

(a) For the purposes of this Section 5.15, “Excluded Stock” shall mean (i) shares of equity securities issued by the Company as a stock dividend payable in shares of equity securities, or upon any subdivision or split-up of the outstanding shares of capital stock, (ii) the issuance of shares of equity securities (including upon exercise of options) to directors, employees or consultants of the Company pursuant to a Company Stock Plan or other stock option plan, restricted stock plan or other similar plan approved by the Board, (iii) securities issued pursuant to the conversion, exercise or exchange of the Preferred Stock issued to the Investor, (iv) shares of equity securities issued as consideration in connection with a “business combination” (as defined by the rules and regulations promulgated by the SEC) or as consideration in connection with bona fide acquisitions of securities or substantially all of the assets of another Person, business unit, division or business, (v) securities issued pursuant to the conversion, exercise or exchange of Preferred Stock, (vi) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company, (vii) securities of a joint venture (provided that no Affiliate (other than any Subsidiary of the Company) of the Company acquires any interest in such securities in connection with such issuance) or (viii) shares of equity securities to a third-party lender in connection with a bona fide borrowing by the Company that is primarily a debt financing transaction.

(b) Until the occurrence of the Fall-Away of Investor Rights, if the Company proposes to issue equity of any kind (the term “equity securities” shall include for these purposes Common Stock and any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Common Stock or any other class of capital stock of the Company), other than Excluded Stock, then, the Company shall:

(i) give written notice to the Investor, no less than five (5) Business Days prior to the closing of such issuance, setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of such securities proposed to be issued; and (D) such other information as the Investor may reasonably request in order to evaluate the proposed issuance (except that the Company shall not be required to deliver any information that has not been or will not be provided or otherwise made available to the proposed purchasers of the Proposed Securities); and

(ii) offer to issue and sell to the Investor Parties, on such terms as the Proposed Securities are issued and upon full payment by the Investor Parties, a portion of the Proposed Securities equal to a percentage determined by dividing (A) the number of shares of Common Stock the Investor Parties beneficially own (on an “as-converted basis”) by (B) the total number of shares of Common Stock then outstanding (on an “as-converted basis”) (the “Participation Portion”);

provided, however, that, subject to compliance with the terms and conditions set forth in Section 5.15(h), the Company shall not be required to offer to issue or sell to the Investor Parties (or to any of them) the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of NASDAQ or any other securities exchange or any other applicable Law (provided, further, however, that the Company shall still be obligated to provide written notice of such proposed issuance to the Investor pursuant to Section 5.15(b)(i), which notice shall include a description of the Proposed Securities (including the number thereof) that would require stockholder approval in respect of the issuance thereof (the “Restricted Issuance Information”)).

(c) The Investor will have the option, on behalf of the applicable Investor Parties, exercisable by written notice to the Company, to accept the Company’s offer and commit to purchase any or all of the securities offered to be sold by the Company to the Investor Parties, which notice must be given within five (5) Business Days after receipt of such notice from the Company. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by any such Investor Party may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right (but shall not delay such closing for any other purchaser) to the extent necessary to (i) obtain required approvals from any Governmental Authority or (ii) permit the Investor Parties to receive proceeds from calling capital pursuant to commitments made by its (or its Affiliated investment funds’) limited partners.

(d) Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor Parties have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor Parties in the notice delivered in accordance with Section 5.15(b). Any Proposed Securities offered or sold by the Company after such 90-day period must be reoffered to the Investor Parties pursuant to this Section 5.15.

(e) The election by any Investor Party not to exercise its subscription rights under this Section 5.15 in any one instance shall not affect their right as to any subsequent proposed issuance.

(f) Notwithstanding anything in this Section 5.15 to the contrary, the Company will not be deemed to have breached this Section 5.15 if not later than thirty (30) Business Days following the issuance of any Proposed Securities in contravention of this Section 5.15, the Company or the transferee of such Proposed Securities offers to sell a portion of such equity securities or additional equity securities of the type(s) in question to each Investor Party so that, taking into account such previously-issued Proposed Securities and any such additional Proposed Securities, each Investor Party will have had the right to purchase or subscribe for Proposed Securities in a manner consistent with the allocation and other terms and upon same economic and other terms provided for in Section 5.15(b) and Section 5.15(c).

(g) In the case of an issuance subject to this Section 5.15 for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(h) In the event that the Company is not required to offer or reoffer to the Investor Parties any Proposed Securities because such issuance would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the listing rules of NASDAQ or any other securities exchange or any other applicable Law, the Company shall, upon the Investor Parties’ reasonable request delivered to the Company in writing within no later than five (5) Business Days following its receipt of the written notice of such issuance to the Investor Parties pursuant to Section 5.15(b)(i) (together with the Restricted Issuance Information), at the Investor Parties’ election:

(i) waive the restrictions set forth in Section 5.07(a) solely to the extent necessary to permit any Investor Party to acquire such number of securities of the Company (including Common Stock) equivalent to its Participation Portion of the Proposed Securities such Investor Party would have been entitled to purchase had it been in entitled to acquire such Proposed Securities pursuant to Section 5.15(c) (provided, that such request by Investor Parties shall not be deemed to be a violation of Section 5.07(i));

(ii) consider and discuss in good faith modifications proposed by the Investor Parties to the terms and conditions of such portion of the Proposed Securities which would otherwise be issued to the Investor Parties such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Proposed Securities as so modified; and/or

(iii) solely to the extent that stockholder approval is required in connection with the issuance of equity securities to Persons other than the Investor Parties, take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Proposed Securities to the Investor Parties.

Section 5.16 Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in the Investor, its Affiliates, the Investor Director and/or the Independent Director being deemed to have made a disposition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if the Investor Director or the Independent Director is serving on the Board at such time or has served on the Board during the preceding six months, then (i) the Board will pre-approve such disposition of equity securities or derivatives thereof for the express purpose of exempting the Investor’s, its Affiliates’, the Investor Director’s and the Independent Director’s interests (to the extent the Investor or its Affiliates may be deemed to be “directors by deputization”) in such transaction from

Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and capital stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by the Investor, the Investor’s Affiliates, the Investor Director and/or the Independent Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investor or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer, then if the Investor requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its Subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor’s, its Affiliates’, the Investor Director’s and the Independent Director’s (for the Investor and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 5.17 Information Rights. In order to facilitate (i) the Apax Funds’ and the Investor’s compliance with legal and regulatory requirements applicable to the beneficial ownership by the Investor and its Affiliates of equity securities of the Company, and (ii) oversight of the Apax Funds’ and the Investor’s investment in the Company, so long as the 33 1⁄3% Beneficial Holding Requirement is satisfied by the Investor Parties, the Company agrees promptly to provide the Apax Funds with the following: (a) within 90 days after the end of each fiscal year of the Company, (i) an audited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (ii) audited, consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries for such fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC; (b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, (i) an unaudited, consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (ii) consolidated statements of income, comprehensive income and cash flows of the Company and its Subsidiaries for such fiscal quarter; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal quarter with the SEC; and (c) copies of all material, substantive materials (which may include monthly financial information, budget and business plans, material documents provided to creditors, among others) provided to the Board at substantially the same time as provided to the Board; provided that the Company shall not be obligated to provide such access or materials set forth in this Section 5.17 if the Company determines, in its reasonable judgment, that doing so could (w) result in the disclosure of trade secrets or competitively sensitive information to third parties, (x) materially violate applicable Law, (y) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, or (z) expose the Company to risk of liability for disclosure of personal information.

ARTICLE VI

Conditions to Closing

Section 6.01 Conditions to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect each Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the applicable Closing Date of the following conditions:

(a) no temporary or permanent Judgment shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable Law shall be in effect, in each case which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the Transactions (collectively, “Restraints”);

(b) the waiting period (and any extension thereof) applicable to the consummation of Transactions under the HSR Act and any other applicable Competition Law shall have expired or been terminated;

(c) the CFIUS Clearance has been obtained; and

(d) the DCSA Approval has been obtained.

Section 6.02 Conditions to the Obligations of the Company. The obligations of the Company to effect each Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to such Closing Date of the following conditions:

(a) the representations and warranties of the Investor set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of each Closing Date with the same effect as though made on and as of each such Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

(b) the Investor shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to each Closing; and

(c) the Company shall have received a certificate, signed on behalf of the Investor by an executive officer thereof, certifying that the conditions set forth in Section 6.02(a) and Section 6.02(b) have been satisfied.

Section 6.03 Conditions to the Obligations of the Investor. The obligation of the Investor to effect each Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to each Closing Date of the conditions set forth in clauses (a) through (g) of this Section 6.03; provided, that the obligation of the Investor to effect the Second Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Second Closing Date of the conditions set forth in clauses (h) through (j) of this Section 6.03:

(a) the representations and warranties of the Company (i) set forth in Sections 3.01, 3.02, 3.03(a), 3.11, 3.12 and 3.17) (the “Fundamental Representations”) shall be true and correct in all material respects as of the date hereof and as of the applicable Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); (ii) set forth in Section 3.06 shall be true and correct in all respects as of the date hereof and as of the Closing Date with the same effect as though made as of the Closing Date, and (iii) set forth in this Agreement, other than those listed in the immediately preceding clauses (i) and (ii) shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the Closing Date with the same effect as though made as of the date hereof and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b) the Company shall have complied with or performed in all material respects its obligations required to be complied with or performed by it pursuant to this Agreement at or prior to each Closing;

(c) no Material Adverse Effect shall have occurred since the date of this Agreement;

(d) the Investor shall have received a certificate, signed on behalf of the Company by an executive officer thereof, certifying that the conditions set forth in Section 6.03(a) - (c) have been satisfied;

(e) the Board shall have taken all actions necessary and appropriate to cause to be elected to the Board, effective immediately upon the First Closing, the Initial Investor Director Designee;

(f) there shall have been neither any public announcement by the Company with respect to a determination not to effect the Spin-Off, nor shall the Board have modified or amended its resolution in a manner such that the Spin-Off would no longer reasonably be expected to occur;

(g) any shares of Common Stock issuable upon conversion of the Preferred Stock (other than any additional shares of Preferred Stock that may be issued as dividends payable in kind) at the Conversion Price specified in the Certificates of Designation as in effect on the date hereof shall have been approved for listing on the NASDAQ, subject to official notice of issuance;

(h) the Tax Opinion shall have been delivered to the M&A Committee and the Board;

(i) the Spin-Off shall have been consummated; and

(j) the Observed EV (as finally determined pursuant to Section 2.04) shall be equal to, or greater than, the Minimum EV.

ARTICLE VII

Termination; Survival

Section 7.01 Termination Prior to First Closing. This Agreement may only be terminated at any time prior to the First Closing:

(a) by the mutual written consent of the Company and the Investor;

(b) by either the Company or the Investor upon written notice to the other, if the First Closing has not occurred on or prior to the six (6)-month anniversary of the date of this Agreement (the “Termination Date”); provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.01(b);

(c) by either the Company or the Investor if any Restraint enjoining or otherwise prohibiting consummation of the Transactions at the First Closing shall be in effect and shall have become final and nonappealable prior to the First Closing Date; provided that the right to terminate this Agreement pursuant to this Section 7.01(c) will not be available to any party that has breached in any material respect any provision of this Agreement in any manner that was the primary cause of the Restraint;

(d) by the Investor if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) to be satisfied at the First Closing and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within 30 calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder such that the Company has the right to terminate this Agreement pursuant to Section 7.01(e); or

(e) by the Company if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) to be satisfied at the First Closing and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within 30 calendar days (but in no event later than the Termination Date) following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder such that the Investor has the right to terminate this Agreement pursuant to Section 7.01(d).

Section 7.02 Effect of Termination Prior to First Closing. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 5.04, Section 5.05, this Section 7.02 and Article VIII, all of which shall survive termination of this Agreement and the Confidentiality Agreements (which shall survive in accordance with its terms)), and there shall be no liability on the part of the Investor or the Company or their respective directors, officers and Affiliates in connection with this Agreement, except that no such termination shall relieve any party from liability for damages for fraud.

Section 7.03 Termination Prior to Second Closing. This Agreement may only be terminated at any time following the First Closing and prior to the Second Closing:

(a) by the mutual written consent of the Company and the Investor;

(b) by the Investor upon written notice to the Company, if the Second Closing has not occurred on or prior to the eighteen (18)-month anniversary of the date of this Agreement (the “Spin Cut-Off Date”); provided that the right to terminate this Agreement under this Section 7.03(b) shall not be available to the Investor if the breach by the Investor of its representations and warranties set forth in this Agreement or the failure of the Investor to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 7.03(b);

(c) by either the Company or the Investor if any Restraint enjoining or otherwise prohibiting consummation of the Transactions at the Second Closing shall be in effect and shall have become final and nonappealable prior to the Second Closing Date; provided that the right to terminate this Agreement pursuant to this Section 7.03(c) will not be available to any party that has breached in any material respect any provision of this Agreement in any manner that was the primary cause of the Restraint;

(d) by the Investor if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) to be satisfied at the Second Closing, and (ii) is incapable of being cured prior to the Spin-Cut-Off Date, or if capable of being cured, shall not have been cured within 30 calendar days (but in no event later than the Spin-Cut-Off Date) following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.03(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.03(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder such that the Company has the right to terminate this Agreement pursuant to Section 7.03(e); or

(e) by the Company if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) to be satisfied at the Second Closing and (ii) is incapable of being cured prior to the Spin-Cut-Off Date, or if capable of being cured, shall not have been cured within 30 calendar days (but in no event later than the Spin-Cut-Off Date) following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.03(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.03(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder such that the Investor has the right to terminate this Agreement pursuant to Section 7.03(d).

Section 7.04 Effect of Termination Prior to Second Closing. In the event of the termination of this Agreement as provided in Section 7.03, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and the provisions set forth in Section 2.01(b), Section 2.03 and Section 2.04 (“Second Closing Terminated Provisions”) shall forthwith become null and void (but for the avoidance of doubt, all of the other terms and conditions of this Agreement as applicable to the Preferred Stock issued at the First Closing shall continue in accordance with its terms), and there shall be no liability on the part of the Investor or the Company or their respective directors, officers and Affiliates in connection with the Second Closing Terminated Provisions (including any obligation of the Investor hereunder to fund all or any portion of the Tranche 2 Purchase Price), except that no such termination shall relieve any party from liability for damages to another party resulting from fraud.

Section 7.05 Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. All representations and warranties contained in this Agreement (including the schedules and the certificates delivered pursuant hereto) will survive the First Closing Date, with respect to the representations and warranties made at the First Closing Date, or the Second Closing Date, with respect to the representations and warranties made at the Second Closing Date, until the twelve (12) month anniversary of the applicable Closing; provided that the Fundamental Representations shall survive the applicable Closing for forty-eight (48) months following the applicable Closing; provided further that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

ARTICLE VIII

Miscellaneous

Section 8.01 Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

Section 8.02 Extension of Time, Waiver, Etc. The Company and the Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.03 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto; provided, however, that (a) without the prior written consent of the Company, the Investor or any Investor Party may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, including as contemplated in Section 5.08 so long as the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned, (b) without the prior written consent of the Company, the Investor may grant a security interest in its respective rights (but not its obligations) under this Agreement in connection with any Back Leverage and (c) if the Company consolidates or merges with or into any Person and the Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change of Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Investor; provided further that no such assignment under clause (a) above will relieve the Investor of its obligations hereunder prior to the applicable Closing. Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. For the avoidance of doubt, no Third Party to whom any shares of Preferred Stock or shares of Common Stock are Transferred shall have any rights (except pursuant to Section 5.03(a)) or obligations under this Agreement.

Section 8.04 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 8.05 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Company Disclosure Letter, together with the Confidentiality Agreements, the other Transaction Documents and the Certificates of Designation, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder; provided that (i) Section 5.10(g) shall be for the benefit of and fully enforceable by the Investor Director and Independent Director, (ii) Section 5.10(h) shall be for the benefit of and fully enforceable by each of the Covered Persons and (iii) Section 8.13 shall be for the benefit of and fully enforceable by each of the Non-Recourse Parties.

Section 8.06 Governing Law; Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(b) All legal actions or proceedings arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any legal action or proceeding, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such legal action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such legal action or proceeding. The consents to jurisdiction and venue set forth in this Section 8.06 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any legal action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 8.09 of this Agreement. The parties hereto agree that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 8.07 Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur. The parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of each party to cause the applicable Closing to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 8.06 without proof of damages or otherwise (in each case, subject to the terms and conditions of this Section 8.07), this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.08.

Section 8.09 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

Verint Systems Inc.

175 Broadhollow Road

Melville, New York 11747

Attention: Chief Administrative Officer

Email: peter.fante@verint.com

with a copy to (which shall not constitute notice):

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Randi Lesnick and Brad Brasser

Email: rclesnick@jonesday.com, bcbrasser@jonesday.com

(b)	If to the Investor or any Investor Party, to the Investor at:

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, NY 10022

Attn: Jason A. Wright

Email: Jason.Wright@apax.com

with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue, 53rd Floor

New York, NY 10022

Attention: Leo M. Greenberg; Joshua N. Korff

Email: leo.greenberg@kirkland.com; joshua.korff@kirkland.com or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 8.11 Expenses. Except as otherwise expressly provided herein or in any other Transaction Document, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs and expenses, whether or not any Closing shall have occurred.

Section 8.12 Interpretation. (a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Whenever the words “ordinary course of business” is used in this Agreement, it shall be deemed to be followed by the words “consistent with past practice”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement unless the context requires otherwise. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “made available to the Investor” and words of similar import refer to documents (A) posted to the Intralinks Datasite for Project Valor by or on behalf of the Company or (B) delivered in Person or electronically to the Investor or its respective Representatives, in each case no later than one Business Day prior to the date hereof. All accounting terms used and not defined herein shall have the respective meanings given to them under GAAP. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. In the event that the Common Stock is listed on a national securities exchange other than the NASDAQ, all references herein to NASDAQ shall be deemed to be references to such other national securities exchange. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (unless, otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

Section 8.13 Non-Recourse. This Agreement and the other Transaction Documents may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement other Transaction Documents, or the Transactions and thereby may only be brought against the entities that are expressly named as parties hereto or thereto and their respective successors and assigns. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto (collectively, the “Non-Recourse Parties”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions. Each of the Non-Recourse Parties are intended third party beneficiaries of this Section 8.13. The Apax Funds are intended third party beneficiaries of Section 5.03, Section 5.10 and Section 5.17.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

VERINT SYSTEMS INC.

By:	/s/ Douglas E. Robinson
Name: Douglas E. Robinson
Title: Chief Financial Officer

VALOR PARENT LP

By:	Valor GP LLC
Its:	General Partner

By:	/s/ Jason Wright
Name: Jason Wright
Its: Authorized Signatory

[Signature Page to Investment Agreement]

EXHIBIT A

FORM OF SERIES A CERTIFICATE OF DESIGNATION

A-1

Exhibit – A

FORM OF SECOND AMENDED AND RESTATED CERTIFICATE OF DESIGNATION,

PREFERENCES AND RIGHTS

OF

SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

VERINT SYSTEMS INC.

The undersigned, being the Chief Legal Officer of Verint Systems Inc., a Delaware corporation (hereinafter called the “Company”), in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) initially authorized the issuance of up to 2,500,000 shares and currently authorizes the issuance of up to 2,207,000 shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”) in one or more series, of which 293,000 shares have been previously issued and subsequently cancelled and are no longer outstanding or available for issuance, and expressly authorizes the Board of Directors of the Company (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for multiple series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series;

SECOND: That a Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock was originally filed by the Company with the Secretary of State of the State of Delaware on May 25, 2007 (the “Original Certificate of Designation”);

THIRD: That the Amended and Restated Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock, which amended and restated the Original Certificate of Designation, was filed by the Company with the Secretary of State of the State of Delaware on August 30, 2012 (the “Existing Certificate of Designation”);

FOURTH: That no shares of Series A Convertible Perpetual Preferred Stock are currently issued or outstanding; and

FIFTH: That it is the desire of the Board to amend and restate the Existing Certificate of Designation to reestablish and refix the number of shares to be included in the Series A Convertible Perpetual Preferred Stock and the designation, rights, preferences and limitations of the shares of such series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby in this Second Amended and Restated Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock (this “Certificate of Designation”) reestablish and refix and herein restate and reexpress the designation, rights, preferences, powers, restrictions and limitations of the Series A Convertible Perpetual Preferred Stock as follows:

1. Designation. There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series (“Shares”) shall be 200,000. The rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock shall be as set forth herein. The Series A Preferred Stock shall be issued in book-entry form on the Company’s share ledger, subject to the rights of holders to receive certificated Shares under the DGCL.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Board” has the meaning set forth in the Recitals.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Change in Tax Law” has the meaning set forth in Section 8.7(a).

“Change of Control” means (a) any sale, transfer, conveyance or disposition (including through an exclusive license of intellectual property) in one or a series of transactions of all or substantially all of the consolidated assets of the Company to a Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to a subsidiary of the Company or a Person that becomes a subsidiary of the Company; or (b) any sale, consolidation, merger, recapitalization or other transaction of the Company with or into another Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (whether or not the Company is the surviving Company) that results in the holders of Common Stock (or other voting stock of the Company, including shares of Common Stock determined on an as-converted basis assuming all Preferred Stock then outstanding had been converted pursuant to Section 8 as of immediately prior to such sale, consolidation or merger) immediately prior to such sale, consolidation, merger, recapitalization or other transaction failing to hold at least a majority of the Common Stock (or other voting stock of the Company of the resulting entity or its parent company, as determined on an as-converted basis); provided, however, that the CIS Spin-Off Transaction shall not constitute a Change of Control.

“Change of Control Redemption” has the meaning set forth in Section 7.1.

“Change of Control Redemption Price” has the meaning set forth in Section 7.1.

“CIS Spin-Off Transaction” means the contemplated separation of the Company’s cyber intelligence solutions business though a contribution of the assets and liabilities of such business and/or through a contribution of the legal entities comprising such business to a wholly owned subsidiary of the Company and the distribution of all of the outstanding equity securities of such subsidiary to the holders of Common Stock.

“CIS Spin-Off Transaction Adjustment Date” means the later to occur of (i) the tenth (10th) Trading Day following, and including, the Ex-Dividend Date; and (ii) the Trading Day immediately following the Business Day on which the CIS Spin-Off Transaction is consummated.

“CIS Spin-Off Transaction Adjustment Ratio” means the quotient of (i) the MPo divided by (ii) the sum of FMV and MPo.

“CIS Spin-Off Transaction Share” means a share of the common stock of the successor entity to which the Company’s cyber intelligence solutions business is anticipated to be contributed or transferred following the date hereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Conversion Date” has the meaning set forth in Section 8.3(d).

“Conversion Price” means, initially, $53.50, as adjusted from time to time in accordance with Section 8.7.

“Conversion Shares” means the shares of Common Stock or other capital stock of the Company then issuable upon conversion of the Series A Preferred Stock in accordance with the terms of Section 8.

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“Conversion Threshold” means a price per share of Common Stock equal to $93.625; provided that if the Conversion Price is adjusted as provided in Section 8.7, the Conversion Threshold on any day shall be the Conversion Threshold determined in accordance with the preceding clause multiplied by a fraction the numerator of which is the Conversion Price immediately following such adjustment and the denominator of which shall be the Conversion Price immediately prior to such adjustment.

“Current Market Price” means, on any day, the average of the Daily VWAP for the five (5) consecutive Trading Days ending the Trading Day immediately prior to the day in question.

“Daily VWAP” means the consolidated volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such Common Stock (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one share of such Common Stock on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“DGCL” has the meaning set forth in the Preamble.

“Dividend Rate” means (i) on or prior to the Step-Down Date, 5.20% per annum and (ii) at all other times, 4.00% per annum (in each case, as adjusted pursuant to Section 4.2 or Section 7.7(b)).

“Dividend Payment Date” has the meaning set forth in Section 4.2.

“Ex-Dividend Date” means, the date on which the right to receive the distributions of the CIS Spin-Off Transaction Shares in the CIS Spin-Off Transaction no longer attaches to the Common Stock.

“Existing Certificate of Designation” has the meaning set forth in the Recitals.

“FMV’ means the average of the Daily VWAP of a CIS Spin-Off Transaction Share over the 10 Trading Days immediately following, and including, the Ex-Dividend Date.

“Investment Agreement” means the Investment Agreement dated December 4, 2019 between the Company and Valor Parent LP.

“IRS” means the United States Internal Revenue Service.

“Junior Securities” means, collectively, the Common Stock and each other class or series of capital stock now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Liquidation” has the meaning set forth in Section 5.1(a).

“Liquidation Value” means, with respect to any Share on any given date, $1,000.00 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series A Preferred Stock).

“Mandatory Conversion Date” has the meaning set forth in Section 8.3(b).

“Make-Whole Amount” means, in aggregate, with respect to each Share being redeemed by the Company pursuant to a Series A Company Redemption Notice on the date immediately prior to the applicable Series A Company Redemption Date, the difference between: (x) the value representing an amount necessary to make the aggregate of all cash amounts paid with respect to such Share equal to an internal rate of return (calculated using the XIRR function of Microsoft Excel or any successor function) of 8% per annum from the Original Issuance Date of such Share to the date immediately prior to the applicable Series A Company Redemption Date and (y) (i) the Liquidation Value of such Share plus (ii) any unpaid accrued and accumulated dividends on such Share (whether or not declared) to, but excluding, the Series A Company Redemption Date. In the event the Make-Whole Amount is less than zero, it shall be deemed to be zero.

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“MPo” means the average of the Daily VWAP of the Common Stock over the ten (10) consecutive Trading Days immediately following, but including, the Ex-Dividend Date in respect of the CIS Spin-Off Transaction.

“Original Certificate of Designation” has the meaning set forth in the Recitals.

“Original Issuance Date” means [●], 20[●].

“Parity Securities” means any class or series of capital stock, the terms of which expressly provide that such class ranks pari passu with the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and includes the Series B Preferred Stock.

“Permitted Common Stock Repurchases” means redemptions or repurchases of Junior Securities after the Original Issuance Date resulting in payments by the Company in an aggregate amount not to exceed $400,000,000.

“Person” means an individual, Company, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Reorganization Event” has the meaning set forth in Section 8.7(c).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Senior Securities” means any class or series of capital stock, the terms of which expressly provide that such class ranks senior to any series of the Series A Preferred Stock, has preference or priority over the Series A Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, including for avoidance of doubt, the Convertible Notes (as defined under the Investment Agreement).

“Series A Company Redemption” has the meaning set forth in Section 7.2.

“Series A Company Redemption Date” has the meaning set forth in Section 7.6(b).

“Series A Company Redemption Notice” has the meaning set forth in Section 7.2.

“Series A Company Redemption Price” has the meaning set forth in Section 7.2.

“Series A Conversion Election Date” means the date upon which the holder’s right to convert its Shares pursuant to Section 8 terminates in connection with a Series A Company Redemption or Series A Shareholder Redemption, which date shall be no earlier than two Business Days prior to the Series A Company Redemption Date or Series A Shareholder Redemption Date, as applicable.

“Series A Preferred Stock” has the meaning set forth in Section 1.

“Series A Shareholder Election Notice” has the meaning set forth in Section 7.3.

“Series A Shareholder Redemption Date” has the meaning set forth in Section 7.5(a)(ii).

“Series A Shareholder Redemption Notice” has the meaning set forth in Section 7.3.

4

“Series A Shareholder Redemption” has the meaning set forth in Section 7.3.

“Series A Shareholder Redemption Price” has the meaning set forth in Section 7.3.

“Series B Preferred Stock” means the Series B Preferred Stock that may be issued as contemplated in the Investment Agreement.

“Spin Cut-Off Date” means the early to occur of (i) June 4, 2021 and (ii) the date on which the Company publicly announces that it is no longer pursuing the CIS Spin-Off Transaction.

“Step-Down Date” means the forty-eight (48) month anniversary of the Original Issuance Date.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Taxes” means any federal, state, local or non-U.S. taxes, including sales and use taxes, transaction privilege taxes, gross receipts taxes, income taxes, business and occupation taxes, social security taxes, payroll taxes, employment taxes, estimated taxes, real property taxes, stamp taxes, franchise taxes, transfer taxes, value added taxes, withholding taxes, unemployment taxes, and other similar charges in the nature of tax such as duties, customs, tariffs, imposts, and government-imposed surcharges imposed by any governmental entity (or any department, agency, or political subdivision thereof), together with any interest, penalties and additions to tax imposed thereon.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means NASDAQ, or any other national securities exchange on which the Common Stock is primarily listed or quoted for trading on the date in question.

3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all Shares of the Series A Preferred Stock shall rank (a) senior to all Junior Securities, (b) pari passu with any Series B Preferred Stock or Parity Securities in issue from time to time, and (c) junior to all Senior Securities.

4. Dividends.

4.1 Accrual of Dividends. From and after the Original Issuance Date of the Shares, cumulative dividends on each such Share shall accrue whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the applicable Dividend Rate on the sum of the Liquidation Value thereof plus, once compounded, any accumulated dividends thereon. All accrued dividends on any Share shall compound twice annually on the last day of June and December of each calendar year, and be paid in accordance with this Section 4, when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series A Preferred Stock in accordance with the provisions of Section 5 or Section 7 until paid pursuant hereto or converted pursuant to Section 8. All accrued dividends on the Shares (whether accumulated or not) shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made (whether directly or through any Subsidiary), on any Junior Securities, other than to (i) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock, (ii) repurchase Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or (iii) Permitted Common Stock Repurchases. Notwithstanding the foregoing, in no event will the Company declare or pay a dividend or distribution of cash on any Junior Securities unless such payment is consented to in writing executed by holders of Series A Preferred Stock holding a majority of the Shares outstanding.

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4.2 Payment of Dividends. If, as and when declared by the Board, in its sole discretion, out of funds legally available therefor, the Company shall make each dividend payment on the Series A Preferred Stock in cash on the last day of June and December of each calendar year (each such date, a “Dividend Payment Date”) at the applicable Dividend Rate. The record date for payment of dividends on the Series A Preferred Stock will be the fifteenth (15th) day of the calendar month of the applicable Dividend Payment Date, whether or not such date is a Business Day, and dividends shall only be payable to registered holders of record of the Series A Preferred Stock as such holders appear on the stock register of the Company at the close of business on the related record date. If any Dividend Payment Date is not a Business Day, the applicable payment shall be due on the next succeeding Business Day. All dividends that are not paid in cash shall remain accumulated dividends with respect to each such share of Series A Preferred Stock until paid to the holder thereof. Notwithstanding anything to the contrary in the foregoing, unless the issuance of shares upon conversion of the Series A Preferred Stock and Series B Preferred Stock has been approved by holders of the Common Stock in accordance with applicable NASDAQ shareholder approval requirements, if upon any Dividend Payment Date all accrued and unpaid dividends payable on such Dividend Payment Date would result in the number of shares of Common Stock into which the outstanding Series A Preferred Stock and Series B Preferred Stock, considered collectively, could be converted to be in excess of 13,297,975 shares of Common Stock (as adjusted for any event set forth in Section 8.7), then the Company must make each dividend payment on the Series A Preferred Stock on each such Dividend Payment Date in cash except to the extent prohibited by applicable Delaware law (and any such accrued and unpaid dividends resulting in conversion in excess of such threshold prior to any such Dividend Payment Date must be paid in cash upon any conversion of the Series A Preferred Stock in accordance with Section 8 rather than converting into shares of Common Stock). If the Company fails to pay in cash in the circumstances contemplated by the preceding sentence, then any dividends otherwise payable on such Dividend Payment Date (or upon conversion of the Series A Preferred Stock for any accrued and unpaid dividends prior to any such Dividend Payment Date in the circumstances contemplated in the preceding sentence) shall continue to accrue and accumulate at a Dividend Rate of 6.00% per annum, for the period from and including the first Dividend Payment Date (or upon conversion for any accrued and unpaid dividends prior to any such Dividend Payment Date in the circumstances contemplated in the preceding sentence) upon which the Company fails to pay in cash through but not including the last day upon which the Company pays in cash all such accrued and accumulated dividends that are payable only in cash pursuant to the preceding sentence.

4.3 Dividend Calculations. Dividends on the Series A Preferred Stock shall accrue on the basis of a 360-day year, consisting of twelve (12), thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issuance Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

4.4 Conversion Prior to or Following a Record Date. If the Conversion Date for any Shares is prior to the close of business on the record date for a dividend as provided in Section 4.2, the holder of such Shares shall not be entitled to any dividend in respect of such record date. If the Conversion Date for any Shares is after the close of business on the record date for a dividend as provided in Section 4.2 but prior to the corresponding Dividend Payment Date, the holder of such Shares as of the applicable record date shall be entitled to receive such dividend, notwithstanding the conversion of such Shares prior to the applicable Dividend Payment Date.

5. Liquidation.

5.1 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the holders of Shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, pari passu with any payment to the holders of Series B Preferred Stock, to the holders of any other Parity Securities, but before any distribution or payment out of the assets of the Company shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the greater of the (i) aggregate Liquidation Value of all Shares held by such holder, plus any unpaid accrued and accumulated dividends on all such Shares (whether or not declared) and (ii) payment that such holders would have received had such holders, immediately prior to such Liquidation, converted such Shares then held by such holder into shares of Common Stock at the applicable Conversion Price then in effect in accordance with Section 8.1.

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5.2 Insufficient Assets. If upon any Liquidation the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series A Preferred Stock the full preferential amount to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock and Series B Preferred Stock and any other Parity Securities in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (b) the Company shall not make or agree to make, or set aside for the benefit of the holders of Junior Securities, any payments to the holders of Junior Securities.

5.3 Notice Requirement. In the event of any Liquidation, the Company shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series A Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Company shall promptly give written notice to each holder of Shares of such material change.

6. Voting. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration (whether at a meeting of stockholders of the Company, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each holder of Shares of Series A Preferred Stock shall be entitled to a number of votes equal to the largest number of whole shares of Common Stock into which all Shares of Series A Preferred Stock (including any unpaid accrued and accumulated dividends) held of record by such holder is convertible pursuant to Section 8 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares of Series A Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Company’s bylaws. As long as any Share of Series A Preferred Stock is outstanding, the Company shall not amend, modify or supplement any provision of (a) this Certificate of Designation in a manner that alters or changes the rights, powers, preferences or privileges of the holders of the Series A Preferred Stock or (b) the Certificate of Incorporation in a manner that alters or changes the rights, powers, preferences or privileges of the holders of the Series A Preferred Stock that is disproportionate to any other Parity Securities, unless in each case, the prior written approval of the holders of a majority of the Series A Preferred Stock issued and outstanding has been obtained. Notwithstanding anything to the contrary in the foregoing, unless the issuance of shares upon conversion of the Series A Preferred Stock and Series B Preferred Stock has been approved by holders of the Common Stock in accordance with applicable NASDAQ shareholder approval requirements, in no event shall the holders of Series A Preferred Stock have the right to vote Shares of Series A Preferred Stock to the extent the number of shares of Common Stock into which the outstanding Series A Preferred Stock and Series B Preferred Stock, considered collectively, could be converted would exceed 13,297,975 shares of Common Stock (as adjusted for any event set forth in Section 8.7).

7. Redemption.

7.1 Change of Control Redemption. Subject to the provisions of this Section 7, upon the occurrence of a Change of Control, the Company shall redeem, out of funds legally available therefor, all of the then-outstanding Shares of Series A Preferred Stock (a “Change of Control Redemption”) for a price per Share equal to the greater of: (i) the Liquidation Value for such Share, plus any unpaid accrued and accumulated dividends on such Share (whether or not declared) to, but excluding, the Change of Control Redemption Date, and (ii) the payment that such holders would have received had such holders,

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immediately prior to such Change of Control, converted such Shares then held by such holder into shares of Common Stock at the applicable Conversion Price then in effect in accordance with Section 8.1 (the “Change of Control Redemption Price”). In connection with a Change of Control, the Company shall provide written notice of the proposed Change of Control at least prior to the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or if later and subject to this Section 7.1, promptly after the Company discovers that a Change of Control may occur). Any such Change of Control Redemption shall occur on the date of consummation of the Change of Control and in accordance with a written notice from the Company (the “Change of Control Redemption Notice”), which must be delivered by the Company at least five (5) Business Days prior to the consummation of such Change of Control. In exchange for the surrender to the Company by the respective holders of Shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Change of Control Redemption Date in accordance with Section 7.8 below, the Change of Control Redemption Price for the Shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law, and provided that the Company shall only be required to pay the Change of Control Redemption Price simultaneously with, or immediately after, satisfaction of all of the Company’s obligations under the Credit Facility (as defined in the Investment Agreement) or that would otherwise have been required to be repaid in accordance with the Credit Facility without giving effect to any waivers, amendments or modifications thereof.

7.2 Company Redemption. Subject to the provisions of this Section 7, at any time following the seventy-two (72) month anniversary of the Original Issuance Date, the Company shall have the right, but not the obligation, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then-outstanding Shares of Series A Preferred Stock (a “Series A Company Redemption”) for a price per Share equal to: (i) the Liquidation Value for such Share, plus (ii) any unpaid accrued and accumulated dividends on such Share (whether or not declared) to, but excluding, the Series A Company Redemption Date, plus (iii) the Make Whole Amount (such sum, in aggregate the “Series A Company Redemption Price”). Any such Series A Company Redemption shall occur not less than thirty (30) days and not more than sixty (60) days following receipt by the applicable holder(s) of Series A Preferred Stock of a written election notice (the “Series A Company Redemption Notice”) from the Company. Following the notice period required by the Series A Company Redemption Notice, the Company shall redeem all, or in the case of an election to redeem less than all of the Shares of Series A Preferred Stock, the same pro rata portion of each such holder’s Shares redeemed pursuant to this Section 7. In exchange for the surrender to the Company by the respective holders of Shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Series A Company Redemption Date in accordance with Section 7.8 below, the Series A Company Redemption Price for the Shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law. Notwithstanding anything to the contrary contained herein, each holder of Shares of Series A Preferred Stock shall have the right to elect, prior to the Series A Company Redemption Date, to exercise the conversion rights, if any, in accordance with Section 8.

7.3 Shareholder Redemption. Subject to the provisions of this Section 7, at any time following the one hundred second (102) month anniversary of the Original Issuance Date, any holder of Series A Preferred Stock shall have the right to elect to have, out of funds legally available therefor, all, but not less than all, of the then-outstanding Shares of Series A Preferred Stock held by such holder redeemed by the Company (a “Series A Shareholder Redemption”) for a price per Share equal to the Liquidation Value for such Share, plus any unpaid accrued and accumulated dividends on such Share (whether or not declared) to, but excluding, the Series A Shareholder Redemption Date (the “Series A Shareholder Redemption Price” and, together with the Change of Control Redemption Price and Series A Company Redemption Price, the “Redemption Prices”). Any such Series A Redemption shall occur not more than sixty (60) days following receipt by the Company of a written notice (a “Series A Shareholder Election Notice”) from any holder of Series A Preferred Stock. Within ten (10) Business Days following receipt of the Series A Shareholder Election Notice from a holder, the Company shall deliver to such holder a written notice describing the mechanics of such redemption (the “Series A Shareholder Redemption Notice” and, together with the Change of Control Redemption Notice and Series A Company Redemption Notice, the

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“Redemption Notices”). In exchange for the surrender to the Company by the respective holders of Shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Series A Shareholder Redemption Date in accordance with Section 7.8 below, the Series A Shareholder Redemption Price for the Shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law.

7.4 Change of Control Redemption Notice. Each Change of Control Redemption Notice shall state:

(a) the Change of Control Redemption Price;

(b) the date of the closing of the redemption, which pursuant to Section 7.1 shall be the date of consummation of the Change of Control (the applicable date, the “Change of Control Redemption Date”);

(c) a description of the payments and other actions required to be made or taken in order to satisfy all of the Company’s obligations under the Credit Facility; and

(d) the manner and place designated for surrender by the holder to the Company of his, her or its certificate or certificates, if any, representing the Shares of Series A Preferred Stock to be redeemed.

7.5 Shareholder Election Notice; Shareholder Redemption Notice.

(a) Each Series A Shareholder Election Notice shall state:

(i) the number of Shares of Series A Preferred Stock held by the holder that the Company shall redeem on the Series A Shareholder Redemption Date specified in the Series A Shareholder Election Notice; and

(ii) the date of the closing of the redemption, which pursuant to Section 7.1 shall be no earlier than thirty (30) days and shall be no later than sixty (60) days following receipt by the Company of the Series A Shareholder Election Notice (the applicable date, the “Series A Shareholder Redemption Date”).

(b) Each Series A Shareholder Redemption Notice shall state:

(i) the Series A Shareholder Redemption Price;

(ii) the Series A Conversion Election Date; and

(iii) the manner and place designated for surrender by the holder to the Company of his, her or its certificate or certificates, if any, representing the Shares of Series A Preferred Stock to be redeemed.

7.6 Company Redemption Notice. Each Series A Company Redemption Notice shall state:

(a) the number of Shares of Series A Preferred Stock held by the holder that the Company proposes to redeem on the Series A Company Redemption Date specified in the Series A Company Redemption Notice;

(b) the date of the closing of the redemption, which pursuant to Section 7.1 shall be no earlier than thirty (30) days and shall be no later than sixty (60) days following circulation by the Company of the Series A Company Redemption Notice (the applicable date, the “Series A Company Redemption Date” and, together with the Change of Control Redemption Date and Series A Shareholder Redemption Date, the “Redemption Dates”) and the Series A Company Redemption Price;

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(c) the Series A Conversion Election Date; and

(d) the manner and place designated for surrender by the holder to the Company of his, her or its certificate or certificates, if any, representing the Shares of Series A Preferred Stock to be redeemed.

7.7 Insufficient Funds; Remedies For Nonpayment.

(a) Insufficient Funds. If on any Change of Control Redemption Date or Series A Shareholder Redemption Date the assets of the Company legally available are insufficient to pay the full Change of Control Redemption Price or Series A Shareholder Redemption Price, a applicable, for the total number of Shares to be redeemed, the Company shall (i) take all commercially reasonable actions required and permitted under applicable law to maximize the assets legally available for paying the Change of Control Redemption Price or Series A Shareholder Redemption Price, as applicable, (ii) redeem out of all such assets legally available therefor on the applicable Change of Control Redemption Date or Series A Shareholder Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares to be redeemed by each such holder on the applicable Change of Control Redemption Date or Series A Shareholder Redemption Date and (iii) following the applicable Change of Control Redemption Date or Series A Shareholder Redemption Date, at any time and from time to time when additional assets of the Company become legally available to redeem the remaining Shares, the Company shall use such assets to pay the remaining balance of the aggregate applicable Change of Control Redemption Price or Series A Shareholder Redemption Price.

(b) Remedies For Nonpayment. If on any Change of Control Redemption Date or Series A Shareholder Redemption Date all of the Shares elected to be redeemed pursuant to a Change of Control Redemption Notice or Series A Shareholder Election Notice are not redeemed in full by the Company by paying the entire Change of Control Redemption Price or Series A Shareholder Redemption Price, as applicable, until such Shares are fully redeemed and the aggregate Change of Control Redemption Price or Series A Shareholder Redemption Price is paid in full, all of the unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4; provided that the applicable Dividend Rate on all of the unredeemed Shares shall increase by 1.00% per annum on the applicable Change of Control Redemption Date or Series A Shareholder Redemption Date and shall subsequently increase by an additional 1.00% per annum on each anniversary thereafter of the Change of Control Redemption Date or Series A Shareholder Redemption Date up to a maximum Dividend Rate of 10.00% per annum, until such time as the full Change of Control Redemption Price or Series A Shareholder Redemption Price (including all unpaid accrued and accumulated dividends on such Shares at the adjusted Dividend Rate) has been paid in full in respect of all Shares to be redeemed.

7.8 Surrender of Certificates. On or before the applicable Redemption Date, each holder of Shares of Series A Preferred Stock being redeemed shall surrender the certificate or certificates, if any, representing such Shares to the Company in the manner and place designated in the applicable Redemption Notice, or to the Company’s corporate secretary at the Company’s headquarters, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), or, in the event such certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated in the applicable Redemption Notice. Each surrendered certificate shall be canceled and retired and the Company shall thereafter make payment of the applicable Redemption Price by certified check or wire transfer to the holder of record of such certificate; provided, that if less than all the Shares represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed Shares shall be issued in the name of the applicable holder of record of the canceled stock certificate.

7.9 Rights Subsequent to Redemption. If on the applicable Redemption Date the applicable Redemption Price is paid (or tendered for payment) for any of the Shares to be redeemed on such Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.

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8. Conversion.

8.1 Optional Right to Convert. Subject to the provisions of this Section 8, at any time and from time to time on or after the Original Issuance Date, any holder of Series A Preferred Stock shall have the right by written election to the Company to convert all or any portion of the outstanding Shares of Series A Preferred Stock (including any fraction of a Share) held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock as is determined by (a) multiplying the number of Shares (including any fraction of a Share) to be converted by the sum of (i) the Liquidation Value plus (ii) all accrued and accumulated and unpaid dividends to, but excluding, the Conversion Date on such Shares to be converted and then (b) dividing the result by the Conversion Price in effect immediately prior to such conversion, and in addition thereto the holder shall receive cash in lieu of any fractional shares as set out in Section 8.3(c).

8.2 Mandatory Conversion. Subject to the provisions of this Section 8, if at any time and from time to time on or after the thirty-six (36) month anniversary of the Original Issuance Date the Daily VWAP exceeds the Conversion Threshold for at least thirty (30) Trading Days in any forty-five (45) Trading Day period, including each of the last five (5) Trading Days in such forty-five (45) Trading Day period, the Company shall have the right by written election to the holders of Series A Preferred Stock to convert all but not less than all, of the outstanding Shares of Series A Preferred Stock (including any fraction of a Share) held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock as is determined by (a) multiplying the number of Shares (including any fraction of a Share) to be converted by the sum of (i) the Liquidation Value plus (ii) all accrued and accumulated and unpaid dividends to, but excluding, the Conversion Date on such Shares to be converted and then (b) dividing the result by the Conversion Price in effect immediately prior to such conversion, and in addition thereto the holder shall receive cash in lieu of any fractional shares as set out in Section 8.3(c).

8.3 Procedures for Conversion; Effect of Conversion

(a) Procedures for Holder Conversion. In order to effectuate a conversion of Shares of Series A Preferred Stock pursuant to Section 8.1, a holder shall (i) submit a written election to the Company that such holder elects to convert Shares specifying the number of Shares elected to be converted and (ii) surrender, along with such written election, to the Company the certificate or certificates, if any, representing the Shares being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) or, in the event such certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of submission of such written election and surrender of such Series A Preferred Stock certificate or certificates, if any, or delivery of such affidavit of loss, if applicable. Upon the receipt by the Company of a written election and the surrender of such certificate(s) and accompanying materials (if any), the Company shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder (A) the number of shares of Common Stock (including, subject to Section 8.3(c), any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 8.1 and, if applicable (B) the number of Shares of Series A Preferred Stock delivered to the Company for conversion but otherwise not elected to be converted pursuant to the written election, in each case in book-entry form on the Company’s share ledger. All shares of capital stock issued hereunder by the Company shall be duly and validly issued, fully paid and non-assessable, free and clear of all Taxes, liens, charges and encumbrances with respect to the issuance thereof.

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(b) Procedures for Mandatory Conversion. In order to effectuate a conversion of Shares of Series A Preferred Stock pursuant to Section 8.2, the Company shall submit a written election to each holder, promptly (but no later than two (2) Business Days) following the completion of the applicable forty-five (45) day Trading Period, that the Company intends to convert all outstanding Shares specifying that each holder shall surrender, in accordance with such written election, to the Company the certificate or certificates, if any, representing the Shares being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) or, in the event such certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective on (i) the date of surrender of such Series A Preferred Stock certificate or certificates or delivery of such affidavit of loss or, (ii) if the Shares are not certificated, the Business Day immediately following the date of the Company’s written election pursuant to Section 8.2 (such date, the “Mandatory Conversion Date”). Upon effectiveness of such conversion, the Company shall deliver to the relevant holder the number of shares of Common Stock (including cash in lieu of any fractional share in accordance with Section 8.3(c)) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 8.2 in book-entry form on the Company’s share ledger. All shares of Common Stock issued hereunder by the Company shall be duly and validly issued, fully paid and non-assessable, free and clear of all Taxes, liens, charges and encumbrances with respect to the issuance thereof.

(c) Fractional Shares. The Company shall not issue any fractional shares of Common Stock upon conversion of Series A Preferred Stock. Instead the Company shall pay a cash adjustment to the holder of Series A Preferred Stock being converted based upon the Current Market Price on the Trading Day prior to the Conversion Date.

(d) Effect of Conversion. All Shares of Series A Preferred Stock converted as provided in Section 8.1 or Section 8.2 shall no longer be deemed outstanding as of the applicable Conversion Date and all rights with respect to such Shares shall immediately cease and terminate as of such time (including, without limitation, any right of redemption pursuant to Section 7), other than the right of the holder to receive shares of Common Stock and payment in lieu of any fraction of a Share in exchange therefor. The “Conversion Date” means (i) with respect to conversion of any shares of Series A Preferred Stock at the option of any holder pursuant to Section 8.1, the date on which such holder complies with the procedures in Section 8.3(a) (including the submission of the written election to the Company of its election to convert), and (ii) with respect to a mandatory conversion pursuant to Section 8.2, the Mandatory Conversion Date.

(e) Conversion prior to Spin-Off. Notwithstanding the foregoing, in no event may a holder of Series A Preferred Stock convert any portion of the outstanding Shares of Series A Preferred Stock prior to earlier to occur of (A) the consummation of the CIS Spin-Off Transaction and (B) the Spin Cut-Off Date, provided that this restriction shall not apply with respect to any holder of Series A Preferred Stock that is a lender or other counterparty providing any Back Leverage (as defined under the Investment Agreement).

8.4 Reservation of Stock. The Company shall at all times when any Shares of Series A Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series A Preferred Stock pursuant to this Section 8, taking into account any adjustment to such number of shares so issuable in accordance with Section 8.7 hereof. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of Series A Preferred Stock.

8.5 No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series A Preferred Stock pursuant to Section 8.1 or Section 8.2 shall be made without payment of additional consideration by, or other charge, cost or Tax to, the holder in respect thereof.

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8.6 Termination of Conversion Right in Connection with Redemption. Notwithstanding anything to the contrary set forth in this Certificate of Designation, in no event may Shares of Series A Preferred Stock be converted as provided in Section 8.1 on and following the date that is two (2) Business Days prior to the Series A Company Redemption Date or Series A Shareholder Redemption Date, as applicable, in respect of such Shares, provided that, for the avoidance of doubt, this Section 8.6 shall no longer apply in the event in respect of Shares of Series A Preferred Stock to be redeemed in accordance with Section 7 if the closing of the redemption of such Shares does not occur on the applicable Redemption Date and so long as such Shares are not otherwise redeemed.

8.7 Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 8, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series A Preferred Stock shall be subject to adjustment from time to time as provided in this Section 8.7.

(a) Subdivisions and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, recapitalization or otherwise) into a greater number of shares of Common Stock or combined (whether by consolidation, reverse stock split or otherwise) into a lesser number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective. Absent a change in Tax law or IRS practice (a “Change in Tax Law”), or a contrary determination (as defined in Section 1313(a) of the Code), the Company shall treat any adjustment to the Conversion Price pursuant to this Section 8.7(a) as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) for U.S. federal and applicable state and local income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment.

(b) Dividends or Distributions Payable in Common Stock. In case the Company shall pay or make a dividend or other distribution on Common Stock payable in shares of Common Stock (in which case, for the avoidance of doubt, the holders of Series A Preferred Stock shall not participate), the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for such determination and the denominator of which shall be the sum of such number of shares outstanding at the close of business on the record date fixed for such determination and the total number of shares constituting such dividend or other distribution, such reduction to become effective retroactively to a date immediately following the close of business on the record date for the determination of the holders entitled to such dividends and distributions. For the purposes of this Section 8.7(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. Absent a Change in Tax Law, or a contrary determination (as defined in Section 1313(a) of the Code), the Company shall treat any adjustment to the Conversion Price pursuant to this Section 8.7(b) as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) for U.S. federal and applicable state and local income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment.

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(c) Adjustment for Reorganization Events. If there shall occur any reclassification, statutory exchange, reorganization, recapitalization, consolidation or merger involving the Company with or into another Person in which a majority of the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation) other than a Change of Control (a “Reorganization Event”), then, subject to Section 5, following any such Reorganization Event, each share of Series A Preferred Stock shall remain outstanding and be convertible into the number, kind and amount of securities, cash or other property which a holder of such share of Series A Preferred Stock would have received in such Reorganization Event had such holder converted its shares of Series A Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 8.7 set forth with respect to the rights and interest thereafter of the holders, to the end that the provisions set forth in this Section 8.7 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock. The Company (or any successor) shall, no less than twenty (20) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series A Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that each share of Series A Preferred Stock will be convertible into under this Section 8.7(c). Failure to deliver such notice shall not affect the operation of this Section 8.7(c). The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless, to the extent that the Company is not the surviving corporation in such Reorganization Event, or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series A Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event. Absent a Change in Tax Law, or a contrary determination (as defined in Section 1313(a) of the Code), the Company shall treat any adjustment to the Conversion Price pursuant to this Section 8.7(c) as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) for U.S. federal and applicable state and local income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment.

(d) Certain Events. In the event that the CIS Spin-Off Transaction is consummated, the Conversion Price shall be adjusted immediately after the close of business on the CIS Spin-Off Transaction Adjustment Date by multiplying the Conversion Price in effect immediately prior to the CIS Spin-Off Transaction by the CIS Spin-Off Transaction Adjustment Ratio; provided that, in the event that the CIS Spin-Off Transaction Adjustment Ratio is greater than 0.76, it shall be deemed to be 0.76 for purposes of this adjustment to the Conversion Price, and in the event that the CIS Spin-Off Transaction Adjustment Ratio is less than 0.68, it shall be deemed to be 0.68 for purposes of this adjustment to the Conversion Price. For the avoidance of doubt, holders of Series A Preferred Stock will not be entitled to receive CIS Spin-Off Transaction Shares in the CIS Spin-Off Transaction.

(e) Rounding; Par Value. All calculations under Section 8.7 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

(f) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than thirty (30) days thereafter, the Company shall furnish to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Company (or at such other address as may be provided to the Company in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

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(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by any holder of Series A Preferred Stock, but in any event not later than thirty (30) days thereafter, the Company shall furnish to such holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the Shares of Series A Preferred Stock held by such holder.

(g) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, unless the Company has previously publicly announced such information (including through filing or furnishing such information with the Securities and Exchange Commission), the Company shall send or cause to be sent to each holder of record of Series A Preferred Stock at the address specified for such holder in the books and records of the Company (or at such other address as may be provided to the Company in writing by such holder) at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Conversion Shares.

9. Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that have been issued and reacquired by the Company in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Series A Preferred Stock must be in compliance with the terms hereof.

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10. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Company, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Company (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 10).

11. Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Company and holders of Series A Preferred Stock holding a majority of the Shares of Series A Preferred Stock then outstanding, and any such written amendment, modification or waiver will be binding upon the Company and each holder of Series A Preferred Stock; provided, that no amendment, modification or waiver of the terms or relative priorities of the Series A Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Company with another Company or entity unless the Company has obtained the prior written consent of the holders in accordance with this Section 11.

12. Withholding. Notwithstanding anything herein or in any other agreement to the contrary, the Company or any withholding agent shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable in respect of the Series A Preferred Stock or Conversion Shares any Taxes as may be required to be deducted or withheld in respect of the Series A Preferred Stock or Conversion Shares under any provision of U.S. federal, state, local or non-U.S. law in respect of Taxes or other applicable law, and the holders shall provide the Company or any withholding agent with any necessary U.S. Tax forms, including a IRS Form W-9 or the appropriate IRS Form W-8, as applicable, to the extent they are legally able to provide such forms, provided that in the event any holder fails to deliver such Tax forms, the Company’s sole remedy shall be to make the appropriate withholding. Each holder shall use commercially reasonable efforts to update such forms if and when such forms become obsolete or invalid. Any amounts that are deducted or withheld pursuant to this Section 12 shall be paid over to the appropriate taxing authority, and such amounts so paid shall be treated for all purposes of this Certificate of Designations and otherwise as having been paid to the holder in respect of which such deduction or withholding was made.

13. Tax Matters. Absent a Change in Tax Law, or a contrary determination that is final (as defined in Section 1313(a) of the Code), the holders of Series A Preferred Stock and the Company agree (i) not to treat the Series A Preferred Stock as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulations Section 1.305-5, and (ii) to treat any adjustment made to the conversion price of the Series A Preferred Stock pursuant to Section 8.7(d) as an adjustment to the purchase price of the Series A Preferred Stock within the meaning of Treasury Regulations Section 1.305-1(c), in each case of clauses (i) and (ii), for U.S. federal and applicable state and local income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment. In addition, absent a Change in Tax Law or a determination that is “final” under Section 1313 of the Code, in any period that the Company concludes that it must report dividend income to a holder of Preferred Stock as a result of a determination that an increase in the “conversion ratio” of the Preferred Stock has occurred that is subject to Treasury Regulations Section 1.305-7 as a result of the accumulation of dividends, the amount of such dividend shall be based on the cash amount of dividends that have so accrued and not any other metric.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, said corporation has caused this Second Amended and Restated Certificate of Designation, Preferences and Rights to be signed by Peter Fante, Chief Administrative Officer, and attested by Jonathan Kohl, General Counsel and Corporate Secretary, as of this [●], 2019.

Name: Peter Fante
Title: Chief Administrative Officer

ATTESTED:

By:
Name: Jonathan Kohl
Title: General Counsel and Corporate Secretary

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EXHIBIT B

FORM OF SERIES B CERTIFICATE OF DESIGNATION

B-1

Exhibit - B

FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES B CONVERTIBLE PERPETUAL PREFERRED STOCK

OF

VERINT SYSTEMS INC.

The undersigned, being the Chief Legal Officer of Verint Systems Inc., a Delaware corporation (hereinafter called the “Company”), in accordance with Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) authorizes the issuance of up to 2,500,000 shares and currently authorizes the issuance of up to 2,207,000 shares of preferred stock, par value $0.001 per share, of the Company (“Preferred Stock”) in one or more series, of which 200,000 shares have been designated as “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”), and expressly authorizes the Board of Directors of the Company (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for multiple series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

SECOND: It is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (this “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of such series of Preferred Stock as follows:

1. Designation. There shall be a series of Preferred Stock that shall be designated as “Series B Convertible Perpetual Preferred Stock” (the “Series B Preferred Stock”) and the number of shares constituting such series (“Shares”) shall be 200,000. The rights, preferences, powers, restrictions and limitations of the Series B Preferred Stock shall be as set forth herein. The Series B Preferred Stock shall be issued in book-entry form on the Company’s share ledger, subject to the rights of holders to receive certificated Shares under the DGCL.

2. Defined Terms. For purposes hereof, the following terms shall have the following meanings:

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Board” has the meaning set forth in the Recitals.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Certificate of Incorporation” has the meaning set forth in the Recitals.

“Change in Tax Law” has the meaning set forth in Section 8.7(a).

“Change of Control” means (a) any sale, transfer, conveyance or disposition (including through an exclusive license of intellectual property) in one or a series of transactions of all or substantially all of the consolidated assets of the Company to a Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than to a subsidiary of the Company or a Person that becomes a subsidiary of the Company; or (b) any sale, consolidation, merger, recapitalization or other transaction of the Company with or into another Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (whether or not the Company is the surviving Company) that results in the holders of Common Stock (or other voting stock of the Company, including shares of Common Stock determined on an as-converted basis assuming all Preferred Stock then outstanding had been converted pursuant to Section 8 as of immediately prior to such sale, consolidation or merger) immediately prior to such sale, consolidation, merger, recapitalization or other transaction failing to hold at least a majority of the Common Stock (or other voting stock of the Company of the resulting entity or its parent company, as determined on an as-converted basis).

“Change of Control Redemption” has the meaning set forth in Section 7.1.

“Change of Control Redemption Price” has the meaning set forth in Section 7.1.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Conversion Date” has the meaning set forth in Section 8.3(d).

“Conversion Price” means, initially, $[●]1 calculated in the manner set forth in Section 2.04 and Exhibit E of the Investment Agreement, as adjusted from time to time in accordance with Section 8.7.

“Conversion Shares” means the shares of Common Stock or other capital stock of the Company then issuable upon conversion of the Series B Preferred Stock in accordance with the terms of Section 8.

“Conversion Threshold” means a price per share of Common Stock equal to $[●]2; provided that if the Conversion Price is adjusted as provided in Section 8.7, the Conversion Threshold on any day shall be the Conversion Threshold determined in accordance with the preceding clause multiplied by a fraction the numerator of which is the Conversion Price immediately following such adjustment and the denominator of which shall be the Conversion Price immediately prior to such adjustment.

“Current Market Price” means, on any day, the average of the Daily VWAP for the five (5) consecutive Trading Days ending the Trading Day immediately prior to the day in question.

“Daily VWAP” means the consolidated volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on the Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such Common Stock (or its equivalent successor if Bloomberg ceases to publish such price, or such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one share of such Common Stock on such Trading Day). The “volume weighted average price” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“DGCL” has the meaning set forth in the Preamble.

“Dividend Rate” means (i) prior to the Step-Down Date, 5.20% per annum and (ii) at all other times, 4.00% per annum (in each case, as adjusted pursuant to Section 4.2 or Section 7.7(b)).

“Dividend Payment Date” has the meaning set forth in Section 4.2.

[1]

To reflect 100% of the average of the Daily VWAP of a share of Common Stock for the 20 consecutive Trading Days immediately prior to the Original Issuance Date, subject to the terms of Section 2.04 and Exhibit E of the Investment Agreement.

[2]	To reflect 175% of the Conversion Price.

2

“Investment Agreement” means the Investment Agreement dated December 4, 2019 between the Company and Valor Parent LP.

“IRS” means the United States Internal Revenue Service.

“Junior Securities” means, collectively, the Common Stock and each other class or series of capital stock now existing or hereafter authorized, classified or reclassified, the terms of which do not expressly provide that such class or series ranks on a parity basis with or senior to the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Liquidation” has the meaning set forth in Section 5.1(a).

“Liquidation Value” means, with respect to any Share on any given date, $1,000.00 (as adjusted for any stock splits, stock dividends, recapitalizations or similar transaction with respect to the Series B Preferred Stock).

“Mandatory Conversion Date” has the meaning set forth in Section 8.3(b).

“Make-Whole Amount” means, in aggregate, with respect to each Share being redeemed by the Company pursuant to a Series B Company Redemption Notice on the date immediately prior to the applicable Series B Company Redemption Date, the difference between: (x) the value representing an amount necessary to make the aggregate of all cash amounts paid with respect to such Share equal to an internal rate of return (calculated using the XIRR function of Microsoft Excel or any successor function) of 8% per annum from the Original Issuance Date of such Share to the date immediately prior to the applicable Series B Company Redemption Date and (y) (i) the Liquidation Value of such Share plus (ii) any unpaid accrued and accumulated dividends on such Share (whether or not declared) to, but excluding, the Series B Company Redemption Date. In the event the Make-Whole Amount is less than zero, it shall be deemed to be zero.

“Original Issuance Date” means [●], 20[●].3

“Parity Securities” means any class or series of capital stock, the terms of which expressly provide that such class ranks pari passu with the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and includes the Series A Preferred Stock.

“Permitted Common Stock Repurchases” means redemptions or repurchases of Junior Securities after the Original Issuance Date resulting in payments by the Company in an aggregate amount not to exceed $400,000,000.

“Person” means an individual, Company, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association or other entity.

“Preferred Stock” has the meaning set forth in the Recitals.

“Reorganization Event” has the meaning set forth in Section 8.7(c).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Senior Securities” means any class or series of capital stock, the terms of which expressly provide that such class ranks senior to any series of the Series B Preferred Stock, has preference or priority over the Series B Preferred Stock as to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, including for avoidance of doubt, the Convertible Notes (as defined under the Investment Agreement).

[3]	To reflect the closing date of the sale and purchase of the Series B Preferred Stock pursuant to the Investment Agreement.

3

“Series A Original Issuance Date” means [●], 20[●].4

“Series A Preferred Stock” has the meaning set forth in the Preamble.

“Series B Company Redemption” has the meaning set forth in Section 7.2.

“Series B Company Redemption Date” has the meaning set forth in Section 7.6(b).

“Series B Company Redemption Notice” has the meaning set forth in Section 7.2.

“Series B Company Redemption Price” has the meaning set forth in Section 7.2.

“Series B Conversion Election Date” means the date upon which the holder’s right to convert its Shares pursuant to Section 8 terminates in connection with a Series B Company Redemption or Series B Shareholder Redemption, which date shall be no earlier than two Business Days prior to the Series B Company Redemption Date or Series B Shareholder Redemption Date, as applicable.

“Series B Preferred Stock” has the meaning set forth in Section 1.

“Series B Shareholder Election Notice” has the meaning set forth in Section 7.3.

“Series B Shareholder Redemption Date” has the meaning set forth in Section 7.5(a)(ii).

“Series B Shareholder Redemption Notice” has the meaning set forth in Section 7.3.

“Series B Shareholder Redemption” has the meaning set forth in Section 7.3.

“Series B Shareholder Redemption Price” has the meaning set forth in Section 7.3.

“Step-Down Date” means the forty-eight (48) month anniversary of the Series A Original Issuance Date.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Taxes” means any federal, state, local or non-U.S. taxes, including sales and use taxes, transaction privilege taxes, gross receipts taxes, income taxes, business and occupation taxes, social security taxes, payroll taxes, employment taxes, estimated taxes, real property taxes, stamp taxes, franchise taxes, transfer taxes, value added taxes, withholding taxes, unemployment taxes, and other similar charges in the nature of tax such as duties, customs, tariffs, imposts, and government-imposed surcharges imposed by any governmental entity (or any department, agency, or political subdivision thereof), together with any interest, penalties and additions to tax imposed thereon.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means NASDAQ (or any other national securities exchange on which the Common Stock is primarily listed or quoted for trading on the date in question).

[4]

To reflect the closing date of the sale and purchase of the Series A Preferred Stock pursuant to the Investment Agreement which is also the Original Issuance Date under the Series A Certificate of Designation.

4

3. Rank. With respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, all Shares of the Series B Preferred Stock shall rank (a) senior to all Junior Securities, (b) pari passu with any Series A Preferred Stock or Parity Securities in issue from time to time, and (c) junior to all Senior Securities.

4. Dividends.

4.1 Accrual of Dividends. From and after the Original Issuance Date of the Shares, cumulative dividends on each such Share shall accrue whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the applicable Dividend Rate on the sum of the Liquidation Value thereof plus, once compounded, any accumulated dividends thereon. All accrued dividends on any Share shall compound twice annually on the last day of June and December of each calendar year, and be paid in accordance with this Section 4, when, as and if declared by the Board out of funds legally available therefor or upon a liquidation or redemption of the Series B Preferred Stock in accordance with the provisions of Section 5 or Section 7 until paid pursuant hereto or converted pursuant to Section 8. All accrued dividends on the Shares (whether accumulated or not) shall be prior and in preference to any dividend on any Junior Securities and shall be fully declared and paid before any dividends are declared and paid, or any other distributions or redemptions are made (whether directly or through any Subsidiary), on any Junior Securities, other than to (i) declare or pay any dividend or distribution payable on the Common Stock in shares of Common Stock, (ii) repurchase Common Stock held by employees or consultants of the Company upon termination of their employment or services pursuant to agreements providing for such repurchase or (iii) Permitted Common Stock Repurchases. Notwithstanding the foregoing, in no event will the Company declare or pay a dividend or distribution of cash on any Junior Securities unless such payment is consented to in writing executed by holders of Series B Preferred Stock holding a majority of the Shares outstanding.

4.2 Payment of Dividends. If, as and when declared by the Board, in its sole discretion, out of funds legally available therefor, the Company shall make each dividend payment on the Series B Preferred Stock in cash on the last day of June and December of each calendar year (each such date, a “Dividend Payment Date”) at the applicable Dividend Rate. The record date for payment of dividends on the Series B Preferred Stock will be the fifteenth (15th) day of the calendar month of the applicable Dividend Payment Date, whether or not such date is a Business Day, and dividends shall only be payable to registered holders of record of the Series B Preferred Stock as such holders appear on the stock register of the Company at the close of business on the related record date. If any Dividend Payment Date is not a Business Day, the applicable payment shall be due on the next succeeding Business Day. All dividends that are not paid in cash shall remain accumulated dividends with respect to each such share of Series B Preferred Stock until paid to the holder thereof. Notwithstanding anything to the contrary in the foregoing, unless the issuance of shares upon conversion of the Series A Preferred Stock and Series B Preferred Stock has been approved by holders of the Common Stock in accordance with applicable NASDAQ shareholder approval requirements, if upon any Dividend Payment Date all accrued and unpaid dividends payable on such Dividend Payment Date would result in the number of shares of Common Stock into which the outstanding Series A Preferred Stock and Series B Preferred Stock, considered collectively, could be converted to be in excess of 13,297,975 shares of Common Stock (as adjusted for any event set forth in Section 8.7), then the Company must make each dividend payment on the Series B Preferred Stock on each such Dividend Payment Date in cash except to the extent prohibited by applicable Delaware law (and any such accrued and unpaid dividends resulting in conversion in excess of such threshold prior to any such Dividend Payment Date must be paid in cash upon any conversion of the Series B Preferred Stock in accordance with Section 8 rather than converting into shares of Common Stock). If the Company fails to pay in cash in the circumstances contemplated by the preceding sentence, then any dividends otherwise payable on such Dividend Payment Date (or upon conversion of the Series B Preferred Stock for any accrued and unpaid dividends prior to any such Dividend Payment Date in the circumstances contemplated in the preceding sentence) shall continue to accrue and accumulate at a Dividend Rate of 6.00% per annum, for the period from and including the first Dividend Payment Date (or upon conversion for any accrued and unpaid dividends prior to any such Dividend Payment Date in the circumstances contemplated in the preceding sentence) upon which the Company fails to pay in cash through but not including the last day upon which the Company pays in cash all such accrued and accumulated dividends that are payable only in cash pursuant to the preceding sentence.

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4.3 Dividend Calculations. Dividends on the Series B Preferred Stock shall accrue on the basis of a 360-day year, consisting of twelve (12), thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issuance Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

4.4 Conversion Prior to or Following a Record Date. If the Conversion Date for any Shares is prior to the close of business on the record date for a dividend as provided in Section 4.2, the holder of such Shares shall not be entitled to any dividend in respect of such record date. If the Conversion Date for any Shares is after the close of business on the record date for a dividend as provided in Section 4.2 but prior to the corresponding Dividend Payment Date, the holder of such Shares as of the applicable record date shall be entitled to receive such dividend, notwithstanding the conversion of such Shares prior to the applicable Dividend Payment Date.

5. Liquidation.

5.1 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (a “Liquidation”), the holders of Shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, pari passu with any payment to the holders of Series A Preferred Stock, to the holders of any other Parity Securities, but before any distribution or payment out of the assets of the Company shall be made to the holders of Junior Securities by reason of their ownership thereof, an amount in cash equal to the greater of the (i) aggregate Liquidation Value of all Shares held by such holder, plus any unpaid accrued and accumulated dividends on all such Shares (whether or not declared) and (ii) payment that such holders would have received had such holders, immediately prior to such Liquidation, converted such Shares then held by such holder into shares of Common Stock at the applicable Conversion Price then in effect in accordance with Section 8.1.

5.2 Insufficient Assets. If upon any Liquidation the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the Shares of Series B Preferred Stock the full preferential amount to which they are entitled under Section 5.1, (a) the holders of the Shares shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective full preferential amounts which would otherwise be payable in respect of the Series A Preferred Stock and Series B Preferred Stock and any other Parity Securities in the aggregate upon such Liquidation if all amounts payable on or with respect to such Shares were paid in full, and (b) the Company shall not make or agree to make, or set aside for the benefit of the holders of Junior Securities, any payments to the holders of Junior Securities.

5.3 Notice Requirement. In the event of any Liquidation, the Company shall, within ten (10) days of the date the Board approves such action, or no later than twenty (20) days of any stockholders’ meeting called to approve such action, or within twenty (20) days of the commencement of any involuntary proceeding, whichever is earlier, give each holder of Shares of Series B Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and property to be received by the holders of Shares upon consummation of the proposed action and the date of delivery thereof. If any material change in the facts set forth in the initial notice shall occur, the Company shall promptly give written notice to each holder of Shares of such material change.

6. Voting. Each holder of outstanding Shares of Series B Preferred Stock shall be entitled to vote with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company for their action or consideration (whether at a meeting of stockholders of the Company, by written action of stockholders in lieu of a meeting or otherwise), except as provided by law. In any such vote, each holder of Shares of Series B Preferred Stock shall be entitled to a number of votes equal to the largest number of whole shares of Common Stock into which all Shares of Series B Preferred Stock (including any unpaid accrued and accumulated dividends) held of record by such holder is convertible pursuant to Section 8 herein as of the record date for such vote or written consent or, if there is no specified record date, as of the date of such vote or written consent. Each holder of outstanding Shares of Series B Preferred Stock shall be entitled to notice of all stockholder meetings (or requests for written consent) in accordance with the Company’s bylaws. As long as any Share of Series B Preferred Stock is outstanding, the Company shall not amend, modify or supplement any provision of (a) this Certificate of Designation in a manner that alters or changes the rights, powers, preferences or privileges of the holders of the Series B Preferred Stock, or (b) the Certificate of Incorporation in a manner that alters or changes the rights, powers, preferences or privileges of the holders of the Series B Preferred Stock that is disproportionate to any other Parity Securities, unless in each case, the prior written approval of the holders of a majority of the Series B

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Preferred Stock issued and outstanding has been obtained. Notwithstanding anything to the contrary in the foregoing, unless the issuance of shares upon conversion of the Series A Preferred Stock and Series B Preferred Stock has been approved by holders of the Common Stock in accordance with applicable NASDAQ shareholder approval requirements, in no event shall the holders of Series B Preferred Stock have the right to vote Shares of Series B Preferred Stock to the extent the number of shares of Common Stock into which the outstanding Series A Preferred Stock and Series B Preferred Stock, considered collectively, could be converted would exceed 13,297,975 shares of Common Stock (as adjusted for any event set forth in Section 8.7).

7. Redemption.

7.1 Change of Control Redemption. Subject to the provisions of this Section 7, upon the occurrence of a Change of Control, the Company shall redeem, out of funds legally available therefor, all of the then-outstanding Shares of Series B Preferred Stock (a “Change of Control Redemption”) for a price per Share equal to the greater of: (i) the Liquidation Value for such Share, plus any unpaid accrued and accumulated dividends on such Share (whether or not declared) to, but excluding, the Change of Control Redemption Date, and (ii) the payment that such holders would have received had such holders, immediately prior to such Change of Control, converted such Shares then held by such holder into shares of Common Stock at the applicable Conversion Price then in effect in accordance with Section 8.1 (the “Change of Control Redemption Price”). In connection with a Change of Control, the Company shall provide written notice of the proposed Change of Control at least prior to the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Change of Control (or if later and subject to this Section 7.1, promptly after the Company discovers that a Change of Control may occur). Any such Change of Control Redemption shall occur on the date of consummation of the Change of Control and in accordance with a written notice from the Company (the “Change of Control Redemption Notice”), which must be delivered by the Company at least five (5) Business Days prior to the consummation of such Change of Control. In exchange for the surrender to the Company by the respective holders of Shares of Series B Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Change of Control Redemption Date in accordance with Section 7.8 below, the Change of Control Redemption Price for the Shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective holders of the Series B Preferred Stock, except to the extent prohibited by applicable Delaware law, and provided that the Company shall only be required to pay the Change of Control Redemption Price simultaneously with, or immediately after, satisfaction of all of the Company’s obligations under the Credit Facility (as defined in the Investment Agreement) or that would otherwise have been required to be repaid in accordance with the Credit Facility without giving effect to any waivers, amendments or modifications thereof.

7.2 Company Redemption. Subject to the provisions of this Section 7, at any time following the seventy-two (72) month anniversary of the Original Issuance Date, the Company shall have the right, but not the obligation, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then-outstanding Shares of Series B Preferred Stock (a “Series B Company Redemption”) for a price per Share equal to: (i) the Liquidation Value for such Share, plus (ii) any unpaid accrued and accumulated dividends on such Share (whether or not declared) to, but excluding, the Series B Company Redemption Date, plus (iii) the Make Whole Amount (such sum, in aggregate the “Series B Company Redemption Price”). Any such Series B Company Redemption shall occur not less than thirty (30) days and not more than sixty (60) days following receipt by the applicable holder(s) of Series B Preferred Stock of a written election notice (the “Series B Company Redemption Notice”) from the Company. Following the notice period required by the Series B Company Redemption Notice, the Company shall redeem all, or in the case of an election to redeem less than all of the Shares of Series B Preferred Stock, the same pro rata portion of each such holder’s Shares redeemed pursuant to this Section 7. In exchange for the surrender to the Company by the respective holders of Shares of Series B Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Series B Company Redemption Date in accordance with Section 7.8 below, the Series B Company Redemption Price for the Shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective holders of the Series B Preferred Stock, except to the extent prohibited by applicable Delaware law. Notwithstanding anything to the contrary contained herein, each holder of Shares of Series B Preferred Stock shall have the right to elect, prior to the Series B Company Redemption Date, to exercise the conversion rights, if any, in accordance with Section 8.

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7.3 Shareholder Redemption. Subject to the provisions of this Section 7, at any time following the one hundred second (102) month anniversary of the Original Issuance Date, any holder of Series B Preferred Stock shall have the right to elect to have, out of funds legally available therefor, all, but not less than all, of the then-outstanding Shares of Series B Preferred Stock held by such holder redeemed by the Company (a “Series B Shareholder Redemption”) for a price per Share equal to the Liquidation Value for such Share, plus any unpaid accrued and accumulated dividends on such Share (whether or not declared) to, but excluding, the Series B Shareholder Redemption Date (the “Series B Shareholder Redemption Price” and, together with the Change of Control Redemption Price and Series B Company Redemption Price, the “Redemption Prices”). Any such Series B Redemption shall occur not more than sixty (60) days following receipt by the Company of a written notice (a “Series B Shareholder Election Notice”) from any holder of Series B Preferred Stock. Within ten (10) Business Days following receipt of the Series B Shareholder Election Notice from a holder, the Company shall deliver to such holder a written notice describing the mechanics of such redemption (the “Series B Shareholder Redemption Notice” and, together with the Change of Control Redemption Notice and Series B Company Redemption Notice, the “Redemption Notices”). In exchange for the surrender to the Company by the respective holders of Shares of Series B Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such Shares on or after the applicable Series B Shareholder Redemption Date in accordance with Section 7.8 below, the Series B Shareholder Redemption Price for the Shares being redeemed shall be payable in cash by the Company in immediately available funds to the respective holders of the Series B Preferred Stock, except to the extent prohibited by applicable Delaware law.

7.4 Change of Control Redemption Notice. Each Change of Control Redemption Notice shall state:

(a) the Change of Control Redemption Price;

(b) the date of the closing of the redemption, which pursuant to Section 7.1 shall be the date of consummation of the Change of Control (the applicable date, the “Change of Control Redemption Date”);

(c) a description of the payments and other actions required to be made or taken in order to satisfy all of the Company’s obligations under the Credit Facility; and

(d) the manner and place designated for surrender by the holder to the Company of his, her or its certificate or certificates, if any, representing the Shares of Series B Preferred Stock to be redeemed.

7.5 Shareholder Election Notice; Shareholder Redemption Notice.

(a) Each Series B Shareholder Election Notice shall state:

(i) the number of Shares of Series B Preferred Stock held by the holder that the Company shall redeem on the Series B Shareholder Redemption Date specified in the Series B Shareholder Election Notice; and

(ii) the date of the closing of the redemption, which pursuant to Section 7.1 shall be no earlier than thirty (30) days and shall be no later than sixty (60) days following receipt by the Company of the Series B Shareholder Election Notice (the applicable date, the “Series B Shareholder Redemption Date”).

(b) Each Series B Shareholder Redemption Notice shall state;

(i) the Series B Shareholder Redemption Price;

(ii) the Series B Conversion Election Date; and

(iii) the manner and place designated for surrender by the holder to the Company of his, her or its certificate or certificates, if any, representing the Shares of Series B Preferred Stock to be redeemed.

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7.6 Company Redemption Notice. Each Series B Company Redemption Notice shall state:

(a) the number of Shares of Series B Preferred Stock held by the holder that the Company proposes to redeem on the Series B Company Redemption Date specified in the Series B Company Redemption Notice;

(b) the date of the closing of the redemption, which pursuant to Section 7.1 shall be no earlier than thirty (30) days and shall be no later than sixty (60) days following circulation by the Company of the Series B Company Redemption Notice (the applicable date, the “Series B Company Redemption Date” and, together with the Change of Control Redemption Date and Series B Shareholder Redemption Date, the “Redemption Dates”) and the Series B Company Redemption Price;

(c) the Series B Conversion Election Date; and

(d) the manner and place designated for surrender by the holder to the Company of his, her or its certificate or certificates, if any, representing the Shares of Series B Preferred Stock to be redeemed.

7.7 Insufficient Funds; Remedies For Nonpayment.

(a) Insufficient Funds. If on any Change of Control Redemption Date or Series B Shareholder Redemption Date, the assets of the Company legally available are insufficient to pay the full Change of Control Redemption Price or Series B Shareholder Redemption Price, as applicable, for the total number of Shares to be redeemed, the Company shall (i) take all commercially reasonable actions required and permitted under applicable law to maximize the assets legally available for paying the Change of Control Redemption Price or Series B Shareholder Redemption Price, as applicable, (ii) redeem out of all such assets legally available therefor on the applicable Change of Control Redemption Date or Series B Shareholder Redemption Date the maximum possible number of Shares that it can redeem on such date, pro rata among the holders of such Shares to be redeemed in proportion to the aggregate number of Shares to be redeemed by each such holder on the applicable Change of Control Redemption Date or Series B Shareholder Redemption Date and (iii) following the applicable Change of Control Redemption Date or Series B Shareholder Redemption Date, at any time and from time to time when additional assets of the Company become legally available to redeem the remaining Shares, the Company shall use such assets to pay the remaining balance of the aggregate applicable Change of Control Redemption Price or Series B Shareholder Redemption Price.

(b) Remedies For Nonpayment. If on any Change of Control Redemption Date or Series B Shareholder Redemption Date, all of the Shares elected to be redeemed pursuant to a Change of Control Redemption Notice or Series B Shareholder Election Notice are not redeemed in full by the Company by paying the entire Change of Control Redemption Price or Series B Shareholder Redemption Price, as applicable, until such Shares are fully redeemed and the aggregate Change of Control Redemption Price or Series B Shareholder Redemption Price is paid in full, all of the unredeemed Shares shall remain outstanding and continue to have the rights, preferences and privileges expressed herein, including the accrual and accumulation of dividends thereon as provided in Section 4; provided that the applicable Dividend Rate on all of the unredeemed Shares shall increase by 1.00% per annum on the applicable Change of Control Redemption Date or Series B Shareholder Redemption Date and shall subsequently increase by an additional 1.00% per annum on each anniversary thereafter of the Change of Control Redemption Date or Series B Shareholder Redemption Date up to a maximum Dividend Rate of 10.00% per annum, until such time as the full Change of Control Redemption Price or Series B Shareholder Redemption Price (including all unpaid accrued and accumulated dividends on such Shares at the adjusted Dividend Rate) has been paid in full in respect of all Shares to be redeemed.

7.8 Surrender of Certificates. On or before the applicable Redemption Date, each holder of Shares of Series B Preferred Stock being redeemed shall surrender the certificate or certificates, if any, representing such Shares to the Company, in the manner and place designated in the applicable Redemption Notice, or to the Company’s corporate secretary at the Company’s headquarters, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), or, in the event such certificate or certificates are lost, stolen or missing, shall deliver an affidavit of loss, in the manner and place designated in the applicable Redemption

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Notice. Each surrendered certificate shall be canceled and retired and the Company shall thereafter make payment of the applicable Redemption Price by certified check or wire transfer to the holder of record of such certificate; provided, that if less than all the Shares represented by a surrendered certificate are redeemed, then a new stock certificate representing the unredeemed Shares shall be issued in the name of the applicable holder of record of the canceled stock certificate.

7.9 Rights Subsequent to Redemption. If on the applicable Redemption Date, the applicable Redemption Price is paid (or tendered for payment) for any of the Shares to be redeemed on such Redemption Date, then on such date all rights of the holder in the Shares so redeemed and paid or tendered, including any rights to dividends on such Shares, shall cease, and such Shares shall no longer be deemed issued and outstanding.

8. Conversion.

8.1 Optional Right to Convert. Subject to the provisions of this Section 8, at any time and from time to time on or after the Original Issuance Date, any holder of Series B Preferred Stock shall have the right by written election to the Company to convert all or any portion of the outstanding Shares of Series B Preferred Stock (including any fraction of a Share) held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock as is determined by (a) multiplying the number of Shares (including any fraction of a Share) to be converted by the sum of (i) the Liquidation Value plus (ii) all accrued and accumulated and unpaid dividends to, but excluding, the Conversion Date on such Shares to be converted and then (b) dividing the result by the Conversion Price in effect immediately prior to such conversion, and in addition thereto, the holder shall receive cash in lieu of any fractional shares as set out in Section 8.3(c).

8.2 Mandatory Conversion. Subject to the provisions of this Section 8, if at any time and from time to time on or after the thirty-six (36) month anniversary of the Original Issuance Date the Daily VWAP exceeds the Conversion Threshold for at least thirty (30) Trading Days in any forty-five (45) Trading Day period, including each of the last five (5) Trading Days in such forty-five (45) Trading Day period, the Company shall have the right by written election to the holders of Series B Preferred Stock to convert all but not less than all, of the outstanding Shares of Series B Preferred Stock (including any fraction of a Share) held by such holder along with the aggregate accrued or accumulated and unpaid dividends thereon into an aggregate number of shares of Common Stock as is determined by (a) multiplying the number of Shares (including any fraction of a Share) to be converted by the sum of (i) the Liquidation Value plus (ii) all accrued and accumulated and unpaid dividends to, but excluding, the Conversion Date on such Shares to be converted and then (b) dividing the result by the Conversion Price in effect immediately prior to such conversion, and in addition thereto the holder shall receive cash in lieu of any fractional shares as set out in Section 8.3(c).

8.3 Procedures for Conversion; Effect of Conversion

(a) Procedures for Holder Conversion. In order to effectuate a conversion of Shares of Series B Preferred Stock pursuant to Section 8.1, a holder shall (i) submit a written election to the Company that such holder elects to convert Shares specifying the number of Shares elected to be converted and (ii) surrender, along with such written election, to the Company the certificate or certificates, if any, representing the Shares being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) or, in the event such certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective as of the date of submission of such written election and surrender of such Series B Preferred Stock certificate or certificates, if any, or delivery of such affidavit of loss, if applicable. Upon the receipt by the Company of a written election and the surrender of such certificate(s) and accompanying materials (if any), the Company shall as promptly as practicable (but in any event within ten (10) days thereafter) deliver to the relevant holder (A) the number of shares of Common Stock (including, subject to Section 8.3(c), any fractional share) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 8.1 and, if applicable (B) the number of Shares of Series B Preferred Stock delivered to the Company for conversion but otherwise not elected to be converted pursuant to the written election, in each case in book-entry form on the Company’s share ledger. All shares of capital stock issued hereunder by the Company shall be duly and validly issued, fully paid and non-assessable, free and clear of all Taxes, liens, charges and encumbrances with respect to the issuance thereof.

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(b) Procedures for Mandatory Conversion. In order to effectuate a conversion of Shares of Series B Preferred Stock pursuant to Section 8.2, the Company shall submit a written election to each holder, promptly (but no later than two (2) Business Days) following the completion of the applicable forty-five (45) day Trading Period, that the Company intends to convert all outstanding Shares specifying that each holder shall surrender, in accordance with such written election, to the Company the certificate or certificates, if any, representing the Shares being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto) or, in the event such certificate or certificates are lost, stolen or missing, accompanied by an affidavit of loss executed by the holder. The conversion of such Shares hereunder shall be deemed effective on (i) the date of surrender of such Series B Preferred Stock certificate or certificates or delivery of such affidavit of loss or, (ii) if the Shares are not certificated, the Business Day immediately following the date of the Company’s written election pursuant to Section 8.2 (such date, the “Mandatory Conversion Date”). Upon effectiveness of such conversion, the Company shall deliver to the relevant holder the number of shares of Common Stock (including cash in lieu of any fractional share in accordance with Section 8.3(c)) to which such holder shall be entitled upon conversion of the applicable Shares as calculated pursuant to Section 8.2 in book-entry form on the Company’s share ledger. All shares of Common Stock issued hereunder by the Company shall be duly and validly issued, fully paid and non-assessable, free and clear of all Taxes, liens, charges and encumbrances with respect to the issuance thereof.

(c) Fractional Shares. The Company shall not issue any fractional shares of Common Stock upon conversion of Series B Preferred Stock. Instead the Company shall pay a cash adjustment to the holder of Series B Preferred Stock being converted based upon the Current Market Price on the Trading Day prior to the Conversion Date.

(d) Effect of Conversion. All Shares of Series B Preferred Stock converted as provided in Section 8.1 or Section 8.2 shall no longer be deemed outstanding as of the applicable Conversion Date and all rights with respect to such Shares shall immediately cease and terminate as of such time (including, without limitation, any right of redemption pursuant to Section 7), other than the right of the holder to receive shares of Common Stock and payment in lieu of any fraction of a Share in exchange therefor. The “Conversion Date” means (i) with respect to conversion of any shares of Series B Preferred Stock at the option of any holder pursuant to Section 8.1, the date on which such holder complies with the procedures in Section 8.3(a) (including the submission of the written election to the Company of its election to convert), and (ii) with respect to a mandatory conversion pursuant to Section 8.2, the Mandatory Conversion Date.

8.4 Reservation of Stock. The Company shall at all times when any Shares of Series B Preferred Stock is outstanding reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of issuance upon the conversion of the Series B Preferred Stock, such number of shares of Common Stock issuable upon the conversion of all outstanding Series B Preferred Stock pursuant to this Section 8, taking into account any adjustment to such number of shares so issuable in accordance with Section 8.7 hereof. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). The Company shall not close its books against the transfer of any of its capital stock in any manner which would prevent the timely conversion of the Shares of Series B Preferred Stock.

8.5 No Charge or Payment. The issuance of certificates for shares of Common Stock upon conversion of Shares of Series B Preferred Stock pursuant to Section 8.1 or Section 8.2 shall be made without payment of additional consideration by, or other charge, cost or Tax to, the holder in respect thereof.

8.6 Termination of Conversion Right in Connection with Redemption. Notwithstanding anything to the contrary set forth in this Certificate of Designation, in no event may Shares of Series B Preferred Stock be converted as provided in Section 8.1 on and following the date that is two (2) Business Days prior to the Series B Company Redemption Date or Series B Shareholder Redemption Date, as applicable, in respect of such Shares; provided that, for the avoidance of doubt, this Section 8.6 shall no longer apply in the event in respect of Shares of Series B Preferred Stock to be redeemed in accordance with Section 7 if the closing of the redemption of such Shares does not occur on the applicable Redemption Date and so long as such Shares are not otherwise redeemed.

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8.7 Adjustment to Conversion Price and Number of Conversion Shares. In order to prevent dilution of the conversion rights granted under this Section 8, the Conversion Price and the number of Conversion Shares issuable on conversion of the Shares of Series B Preferred Stock shall be subject to adjustment from time to time as provided in this Section 8.7.

(a) Subdivisions and Combinations. In case the outstanding shares of Common Stock shall be subdivided (whether by stock split, recapitalization or otherwise) into a greater number of shares of Common Stock or combined (whether by consolidation, reverse stock split or otherwise) into a lesser number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be adjusted to equal the product of the Conversion Price in effect on such date and a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision or combination, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination. Such adjustment shall become effective retroactively to the close of business on the day upon which such subdivision or combination becomes effective. Absent a change in Tax law or IRS practice (a “Change in Tax Law”), or a contrary determination (as defined in Section 1313(a) of the Code), the Company shall treat any adjustment to the Conversion Price pursuant to this Section 8.7(a) as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) for U.S. federal and applicable state and local income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment.

(b) Dividends or Distributions Payable in Common Stock. In case the Company shall pay or make a dividend or other distribution on Common Stock payable in shares of Common Stock (in which case, for the avoidance of doubt, the holders of Series B Preferred Stock shall not participate), the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for such determination and the denominator of which shall be the sum of such number of shares outstanding at the close of business on the record date fixed for such determination and the total number of shares constituting such dividend or other distribution, such reduction to become effective retroactively to a date immediately following the close of business on the record date for the determination of the holders entitled to such dividends and distributions. For the purposes of this Section 8.7(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. Absent a Change in Tax Law, or a contrary determination (as defined in Section 1313(a) of the Code), the Company shall treat any adjustment to the Conversion Price pursuant to this Section 8.7(b) as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) for U.S. federal and applicable state and local income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment.

(c) Adjustment for Reorganization Events. If there shall occur any reclassification, statutory exchange, reorganization, recapitalization, consolidation or merger involving the Company with or into another Person in which a majority of the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (excluding a merger solely for the purpose of changing the Company’s jurisdiction of incorporation) other than a Change of Control (a “Reorganization Event”), then, subject to Section 5, following any such Reorganization Event, each share of Series B Preferred Stock shall remain outstanding and be convertible into the number, kind and amount of securities, cash or other property which a holder of such share of Series B Preferred Stock would have received in such Reorganization Event had such holder converted its shares of Series B Preferred Stock into the applicable number of shares of Common Stock immediately prior to the effective date of the Reorganization Event using the Conversion Price applicable immediately prior to the effective date of the Reorganization Event; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 8.7 set forth with respect to the rights and interest thereafter of the holders, to the end that the provisions set forth in this Section 8.7 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably

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practicable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock. The Company (or any successor) shall, no less than twenty (20) Business Days prior to the occurrence of any Reorganization Event, provide written notice to the holders of Series B Preferred Stock of such occurrence of such event and of the kind and amount of the cash, securities or other property that each share of Series B Preferred Stock will be convertible into under this Section 8.7(c). Failure to deliver such notice shall not affect the operation of this Section 8.7(c). The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless, to the extent that the Company is not the surviving corporation in such Reorganization Event, or will be dissolved in connection with such Reorganization Event, proper provision shall be made in the agreements governing such Reorganization Event for the conversion of the Series B Preferred Stock into stock of the Person surviving such Reorganization Event or such other continuing entity in such Reorganization Event. Absent a Change in Tax Law, or a contrary determination (as defined in Section 1313(a) of the Code), the Company shall treat any adjustment to the Conversion Price pursuant to this Section 8.7(c) as being made pursuant to a “bona fide, reasonable, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b) for U.S. federal and applicable state and local income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment.

(d) Rounding; Par Value. All calculations under Section 8.7 shall be made to the nearest 1/1,000th of a cent or to the nearest 1/1,000th of a share, as the case may be. No adjustment in the Conversion Price shall reduce the Conversion Price below the then par value of the Common Stock.

(e) Certificate as to Adjustment.

(i) As promptly as reasonably practicable following any adjustment of the Conversion Price, but in any event not later than thirty (30) days thereafter, the Company shall furnish to each holder of record of Series B Preferred Stock at the address specified for such holder in the books and records of the Company (or at such other address as may be provided to the Company in writing by such holder) a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii) As promptly as reasonably practicable following the receipt by the Company of a written request by any holder of Series B Preferred Stock, but in any event not later than thirty (30) days thereafter, the Company shall furnish to such holder a certificate of an executive officer certifying the Conversion Price then in effect and the number of Conversion Shares or the amount, if any, of other shares of stock, securities or assets then issuable to such holder upon conversion of the Shares of Series B Preferred Stock held by such holder.

(f) Notices. In the event:

(i) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

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then, and in each such case, unless the Company has previously publicly announced such information (including through filing or furnishing such information with the Securities and Exchange Commission), the Company shall send or cause to be sent to each holder of record of Series B Preferred Stock at the address specified for such holder in the books and records of the Company (or at such other address as may be provided to the Company in writing by such holder) at least ten (10) days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon conversion of the Series B Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series B Preferred Stock and the Conversion Shares.

9. Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock that have been issued and reacquired by the Company in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of Preferred Stock of the Company undesignated as to series and may be designated or re-designated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Series B Preferred Stock must be in compliance with the terms hereof.

10. Notices. Except as otherwise provided herein, all notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent (a) to the Company, at its principal executive offices and (b) to any stockholder, at such holder’s address at it appears in the stock records of the Company (or at such other address for a stockholder as shall be specified in a notice given in accordance with this Section 10).

11. Amendment and Waiver. No provision of this Certificate of Designation may be amended, modified or waived except by an instrument in writing executed by the Company and holders of Series B Preferred Stock holding a majority of the Shares of Series B Preferred Stock then outstanding, and any such written amendment, modification or waiver will be binding upon the Company and each holder of Series B Preferred Stock; provided, that no amendment, modification or waiver of the terms or relative priorities of the Series B Preferred Stock may be accomplished by the merger, consolidation or other transaction of the Company with another Company or entity unless the Company has obtained the prior written consent of the holders in accordance with this Section 11.

12. Withholding. Notwithstanding anything herein or in any other agreement to the contrary, the Company or any withholding agent shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable in respect of the Series B Preferred Stock or Conversion Shares any Taxes as may be required to be deducted or withheld in respect of the Series B Preferred Stock or Conversion Shares under any provision of U.S. federal, state, local or non-U.S. law in respect of Taxes or other applicable law, and the holders shall provide the Company or any withholding agent with any necessary U.S. Tax forms, including a IRS Form W-9 or the appropriate IRS Form W-8, as applicable, to the extent they are legally able to provide such forms. Each holder shall use commercially reasonable efforts to update such forms if and when such forms become obsolete or invalid. To the extent any amounts are deducted or withheld and paid over to the appropriate taxing authority pursuant to this Section 12 such amounts shall be treated for all purposes of this Certificate of Designations and otherwise as having been paid to the holder in respect of which such deduction or withholding was made.

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13. Tax Matters. Absent a Change in Tax Law, or a contrary determination that is final (as defined in Section 1313(a) of the Code), the holders of Series B Preferred Stock and the Company agree not to treat the Series B Preferred Stock as “preferred stock” within the meaning of Section 305 of the Code and Treasury Regulations Section 1.305-5 for U.S. federal and applicable state and local income Tax and withholding Tax purposes, and shall not take any position inconsistent with such treatment. In addition, absent a Change in Tax Law or a determination that is “final” under Section 1313 of the Code, in any period that the Company concludes that it must report dividend income to a holder of Preferred Stock as a result of a determination that an increase in the “conversion ratio” of the Preferred Stock has occurred that is subject to Treasury Regulations Section 1.305-7 as a result of the accumulation of dividends, the amount of such dividend shall be based on the cash amount of dividends that have so accrued and not any other metric.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, said corporation has caused this Certificate of Designation, Preferences and Rights to be signed by Peter Fante, Chief Legal Officer, and attested by Jonathan Kohl, General Counsel and Corporate Secretary, as of this [●], 2019.

By:
	Name:	Peter Fante
	Title:	Chief Administrative Officer

ATTESTED:

By:
	Name:	Jonathan Kohl
	Title:	General Counsel and Corporate Secretary

EXHIBIT C

FORM OF EQUITY COMMITMENT LETTER

C-1

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

D-1

Final Form

REGISTRATION RIGHTS AGREEMENT

by and between

VERINT SYSTEMS INC

and

VALOR PARENT LP

Dated as of [●]

i

ii

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [●] by and between VERINT SYSTEMS INC., a Delaware corporation (the “Company”), and VALOR PARENT LP, a Delaware limited partnership (together with its successors and any Person that becomes a party hereto pursuant to Section 4.1, the “Investor”). Capitalized terms that are used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the Company and the Investor are parties to the Investment Agreement, dated as of December 4, 2019 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Investor, and the Investor is purchasing from the Company, an aggregate of 200,000 shares of the Series A Preferred Stock and [●]1 shares of Series B Preferred Stock (collectively, “Preferred Stock”), which are convertible into shares of Common Stock;

WHEREAS, as a condition to the obligations of the Company and the Investor under the Investment Agreement, the Company and the Investor are entering into this Agreement for the purpose of granting certain registration and other rights to the Investor.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Resale Shelf Registration

Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to prepare and file, no later than the first Business Day following the Common Stock Restricted Period, a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor) (the “Resale Shelf Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company).

[1]	Note to Draft: To reflect the number Tranche 2 Shares determined in accordance with the Investment Agreement.

Section 1.2 Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3 Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Investor.

Section 1.4 Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.

Section 1.5 Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):

(a) if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;

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(b) if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is reasonably practicable; and

(c) notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).

Section 1.6 Underwritten Offering.

(a) Subject to any applicable restrictions on transfer in the Investment Agreement or otherwise, the Investor may, after the Resale Shelf Registration Statement becomes effective, deliver a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of the Registrable Securities subject to the Shelf Registration Statement is intended to be conducted through an underwritten offering (the “Underwritten Offering”); provided, that the Holders of Registrable Securities may not, without the Company’s prior written consent, (i) launch an Underwritten Offering the anticipated gross proceeds of which shall be less than $50,000,000 (unless the Holders are proposing to sell all of their remaining Registrable Securities), (ii) launch more than three (3) Underwritten Offerings at the request of the Holders within any twelve (12) month period or (iii) launch an Underwritten Offering within the period commencing fourteen (14) days prior to and ending two (2) Business Days following the Company’s scheduled earnings release date for any fiscal quarter or year (or such shorter period as is the Company’s customary “blackout window” applicable to directors and officers).

(b) In the event of an Underwritten Offering, the Holders of a majority of the Registrable Securities participating in an Underwritten Offering shall select the managing underwriter(s) to administer the Underwritten Offering; provided, that the choice of such managing underwriter(s) shall be subject to the consent of the Company, which is not to be unreasonably withheld, conditioned or delayed; provided, further, that in making the determination to consent to the Holder’s choice of managing underwriter(s), the Company may take into account its business and strategic interests. The Company and the Holders of Registrable Securities participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.

(c) The Company will not include in any Underwritten Offering pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Investor. If the managing underwriter or underwriters advise the Company and the Investor in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Holders that have requested to participate in such Underwritten Offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders, and (ii) second, any other securities of the Company that have been requested to be so included.

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Section 1.7 Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if the Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 1.8 Piggyback Registration.

(a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, whether or not for sale for its own account (other than a Registration Statement (i) on Form S-4, Form S-8 or any successor forms thereto or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing, which notice shall be given, to the extent reasonably practicable, no later than five (5) Business Days prior to the filing date (the “Piggyback Notice”) to the Holders of Registrable Securities. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each a “Piggyback Request”) promptly following delivery of the Piggyback Notice but in any event no later than one (1) Business Day prior to the filing date of a Piggyback Registration Statement. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (x) 180 days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such registration statement.

(b) If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of

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such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities then-owned by such Holders; (iii) third, any other securities of the Company that have been requested to be included in such offering; provided that Holders may, prior to the earlier of the (a) effectiveness of the registration statement and (b) the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8.

ARTICLE II

Additional Provisions Regarding Registration Rights

Section 2.1 Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company shall:

(a) prepare and promptly file with the SEC a registration statement with respect to such securities and use commercially reasonable efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;

(b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Investor’s intended method of distribution set forth in such registration statement for such period;

(c) furnish to the Investor’s legal counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d) if requested by the managing underwriter or underwriters, if any, or the Investor, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company has received such request;

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(e) in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Investor and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Investor or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;

(f) as promptly as is reasonably practicable notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of the Investor, prepare promptly and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(g) use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Investor; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;

(h) in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement in accordance with the applicable provisions of this Agreement;

(i) in connection with an Underwritten Offering, the Company shall cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by such offering (including participation in “road shows” or other similar marketing efforts);

(j) use commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

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(k) use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(l) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(m) in connection with a customary due diligence review, make available for inspection by the Investor, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Investor or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement, provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons or their representatives from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company;

(n) cooperate with the Investor and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of commercially reasonable efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and

(o) as promptly as is reasonably practicable notify the Investor (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC

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of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 2.1(f) above) cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

The Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.1(f), 2.1(o)(ii) or 2.1(o)(iii), the Investor shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Investor is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company in writing, the Investor shall use commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as is reasonably practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Investor thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice, as soon as is reasonably practicable, to the Investor that such Interruption Period is no longer applicable.

Section 2.2 Suspension. (a) The Company shall be entitled, on one (1) occasion in any 6 month period, for a period of time not to exceed 60 days in the aggregate in any such 6 month period, to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities, and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Investor a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and the anticipated length of such suspension. The Investor shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(m). If the Company defers any registration of Registrable Securities in response to a Underwritten Offering Notice, or requires the Holders to suspend any Underwritten Offering, the Investor shall be entitled to withdraw such Underwritten Offering Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.

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Section 2.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration shall be borne by the Company, provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, on the Registrable Securities sold by such holder and the fees and expenses of any counsel to the Holders (other than such fees and expenses expressly included in Registration Expenses).

Section 2.4 Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a) such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;

(b) during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c) such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

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(d) on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.1(f) or clauses (ii) or (iii) of Section 2.1(o), or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Holder or Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering. sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 2.5 Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement; and

(b) so long as a Holder owns any Restricted Securities, furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 2.6 Holdback Agreement. If during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Stock or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Investor that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides the Investor the opportunity to participate in such offering in accordance with and to the extent required by Section 1.8, the Investor shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until no more than 90 days from the date of such prospectus, or such shorter period as shall be required by any director, executive officer or other shareholder.

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ARTICLE III

Indemnification

Section 3.1 Indemnification by Company. To the fullest extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act and such Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each underwriter thereof, if any, and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder expressly for use in connection with such registration by any such Holder.

Section 3.2 Indemnification by Holders. To the fullest extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its Representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged

11

omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.3 Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as is reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III

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shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4 Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.5 Survival. The indemnification provided for under this Article III shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

ARTICLE IV

Transfer and Termination of Registration Rights

Section 4.1 Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to any Person in connection with a Transfer (as defined in the Investment Agreement) of Series A Preferred Stock, Series B Preferred Stock or Common Stock issued upon conversion of Series A Preferred Stock or Series B Preferred Stock to such Person in a Transfer permitted by the Investment Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company, and (ii) such transferree agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in the form of Exhibit B hereto.

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Section 4.2 Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Series A Preferred Stock, Series B Preferred Stock or Registrable Securities. The registration rights set forth in this Agreement shall terminate on the date on which all shares of Common Stock issuable (or actually issued) upon conversion of the Series A Preferred Stock and the Series B Preferred Stock cease to be Registrable Securities.

ARTICLE V

Miscellaneous

Section 5.1 Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and the Investor.

Section 5.2 Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.3 Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 5.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.5 Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

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Section 5.6 Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b) All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.9 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 5.7 Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 5.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST

15

EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.

Section 5.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a) If to the Company, to it at:

Verint Systems Inc.

175 Broadhollow Road

Melville, New York 11747

Attention: Chief Administrative Officer

Email: peter.fante@verint.com

with a copy to (which shall not constitute notice):

Jones Day

250 Vesey Street

New York, NY 10281

Attention: Randi Lesnick and Brad Brasser

Email: rclesnick@jonesday.com, bcbrasser@jonesday.com

(b) If to the Investor at:

c/o Apax Partners, L.P.

601 Lexington Avenue, 53rd Floor

New York, NY 10022

Attn: Jason Wright

Email: Jason.Wright@apax.com

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with a copy to (which will not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Leo M. Greenberg; Joshua N. Korf; Ross Leff

Email: leo.greenberg@kirkland.com; joshua.korff@kirkland.com;

ross.leff@kirkland.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.10 Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11 Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.12 Interpretation. The rules of interpretation set forth in Section 8.12 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

VERINT SYSTEMS INC.

By:
Name:
Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

INVESTOR:

VALOR PARENT LP

By:
Name: Title:

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with external legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” shall have the meaning given to such term in the Investment Agreement.

“Business Day” shall have the meaning given to such term in the Investment Agreement.

“Common Stock” means all shares currently or hereafter existing of the Company’s common stock, par value $0.001 per share.

“Common Stock Restricted Period” shall have the meaning given to such term in the Investment Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” means any Person holding Registrable Securities.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants, fees and expenses in connection with complying with state securities or “blue sky” laws, FINRA fees, fees of transfer agents and registrars, transfer taxes, and fees and expenses of one outside legal counsel to the Investor and all Holders retained in connection with registrations contemplated hereby, but excluding underwriting discounts and commissions, brokers’ commissions and stock transfer taxes, if any, in each case to the extent applicable to the Registrable Securities of any selling Holders.

“Registrable Securities” means, as of any date of determination, any shares of Common Stock acquired by any Investor pursuant to the conversion of any Preferred Stock, and any other securities issued or issuable with respect to any such shares of Common Stock by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective Registration Statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities or (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“Restricted Securities” means any Common Stock required to bear the legend set forth in Section 5.09(a) of the Investment Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.

“Transaction Documents” shall have the meaning given to such term in the Investment Agreement

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	Section 5.6(b)
Agreement	Preamble
Company	Preamble
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2
Holder Indemnified Parties	Section 3.2
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1(o)

Term	Section
Investment Agreement	Recitals
Investor	Preamble
Losses	Section 3.1
Offering Persons	Section 2.1(m)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Preferred Stock	Recitals
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.7
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
Underwritten Offering	Section 1.6(a)
Underwritten Offering Notice	Section 1.6(a)

EXHIBIT B

JOINDER TO REGISTRATION RIGHTS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement, dated as of [●] (the “Registration Rights Agreement”), by and between Verint Systems Inc. (the “Company”) and Valor Parent LP (the “Investor”). Capitalized terms used and not defined herein shall have the meanings set forth in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder and an Investor as of the date hereof in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of [●], 20[ ].

[HOLDER]

By:

Name:
Title:

B-1

EXHIBIT E

CONVERSION PRICE ADJUSTMENTS

Exhibit E-1

Initial Conversion Price for Tranche 2 Shares in the circumstances set forth in Section 2.04(d):

(Maximum EV – Indebtedness + Cash)
Fully Diluted Shares

“Maximum EV” means $3,800,000,000.

“Fully Diluted Shares” means the number of then-outstanding shares of Common Stock (calculated on a fully-diluted basis).

Exhibit E-2

Initial Conversion Price for Tranche 2 Shares in the circumstances set forth in Section 2.04(e):

(Minimum EV – Indebtedness + Cash)
Fully Diluted Shares

“Minimum EV” means $3,000,000,000.

E-1

EXHIBIT F

FORM OF ISSUER AGREEMENT

EXHIBIT G

KNOWLEDGE OF THE COMPANY

•	Dan Bodner

•	Alan Roden

•	Douglas Robinson

•	Elan Moriah

•	Grant Highlander